UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2016

INTEGRATED SURGICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5048 Roosevelt Way NE, Seattle, WA	98105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 526-5000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On October 14, 2016, Integrated Surgical Systems, Inc., a Delaware corporation (“Integrated”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with theMaven Network, Inc., a Nevada corporation (“theMaven”) and the shareholders of theMaven, holding all of the issued and outstanding shares of theMaven (collectively, “theMaven Shareholders”). The Share Exchange Agreement was amended on November 4, 2016 to include certain newly issued shares of theMaven in the transaction and make related changes to the agreement. The transaction resulted in Integrated acquiring theMaven as a wholly owned subsidiary by the exchange of all of the outstanding securities of theMaven held by theMaven Shareholders for 12,517,151 newly issued shares of the common stock, $0.01 par value (the “Common Stock”) of Integrated, representing approximately 56.7% of the issued and outstanding shares of Common Stock immediately after the transaction. We will refer to this transaction as the “Merger.” The Merger was consummated on November 4, 2016, as a result of which theMaven became a wholly owned subsidiary of Integrated (the “Closing”).

 The Share Exchange Agreement was previously reported in a Current Report on Form 8-K filed on October 17, 2016 with the Securities and Exchange Commission. A copy of the Share Exchange Agreement was filed with that report, as exhibit 10.1.

All of the newly issued Exchange Shares will be subject to a one-year lock-up and do not have any registration rights. The Share Exchange was made on the basis of its being a private placement under Section 4(a)(2) of the Securities Exchange Act of 1933, as amended (the “Act”).

The Merger also includes the following material terms and transactions:

•	At the Closing: (i) Mr. James C. Heckman, the Chief Executive of theMaven was appointed as a director, and as the Chief Executive and the President of Integrated; (ii) Mr. Ross Levinsohn, a director of theMaven, was appointed as a director of Integrated; (iii) Mr. William Sornsin, the Chief Operating Officer of theMaven, was appointed as the Chief Operating Officer and Secretary of Integrated; and (iv) Mr. Benjamin Joldersma, the Chief Technology Officer of theMaven was appointed as the Chief Technology Officer of Integrated. The current Chief Financial Officer of Integrated, Mr. Gary Schuman, will continue as the Chief Financial Officer of Integrated.

•	Each of Messrs. Heckman, Sornsin and Joldersma were employed under new employment agreements with Integrated

•	Prior to the Closing, Integrated provided a series of advances for an aggregated amount of approximately $734,000 to theMaven under a promissory note (the “Term Note”). The Term Note was personally guaranteed by an officer of theMaven and secured by a mortgage held by Integrated on certain properties located in the State of Washington and the Province of British Columbia (“Mortgage”) owned by the officer. A portion of the Term Note was guaranteed (“MDB Guarantee”) by MDB Capital Group, LLC (“MDB”). At the Closing, the Term Note was cancelled and the Personal Guarantee, the Mortgage and the MDB Guarantee were terminated.

•	MDB acted as an advisor to Integrated in connection with the Merger under an investment banking advisory services agreement dated November 28, 2007, amended on September 12, 2008 and April 15, 2009 (the “Investment Banking Agreement”). Under the Investment Banking Agreement, at the Closing, Integrated paid MDB a cash fee of $54,299 (including $4,299 to reimburse MDB’s expenses in connection with the Merger) and issued to MDB and its designees, Messrs. Christopher A. Marlett and Robert Levande a 5-year warrant to purchase 1,169,607 shares of Common Stock, representing 5% of the number of shares of Integrated on a fully diluted basis immediately after the Closing (together the “MDB Warrant”). The MDB Warrant was issued on a private placement basis, to accredited investors under Section 4(a)(2) of the Act. The Common Stock underlying the MDB Warrant is subject to a one-year lock-up commencing on the closing date of the Merger.

MDB is an affiliate of Integrated by reason of Mr. Christopher Marlett being a director and officer of Integrated and the principal owner, member and officer of MDB and Mr. Robert Levande being a director of Integrated and an affiliate of MDB. Mr. Gary Schuman is the Chief Financial Officer of Integrated and the Chief Financial Officer of MDB.

•	MDB, Messrs. Marlett, Levande and Schuman, and Peter Mills, a director of Integrated, all of whom hold restricted securities of Integrated or have rights to obtain securities from Integrated which would be restricted when issued have registration rights to permit them to have their securities included in a registration statement for resale by the holder when filed by Integrated on a piggyback basis and one demand registration right, which demand cannot be exercised for one year after the Closing. The registration rights, however, will not apply if the securities may be sold under Rule 144, without restriction. Integrated is responsible for bearing the costs of any of these acts of registration of the securities. Integrated estimates that currently there are 5,271,725 shares of common stock which may be considered registrable securities. MDB and Messrs. Marlett, Levande, Schuman and Mills have agreed to a one year lock-up of their Integrated securities.

•	For indemnification purposes against breaches or non-observance of the representations, warranties and covenants of theMaven Shareholders, 35% of the Exchange Shares will be held in escrow for one year. These shares also may be forfeited if after the Merger the company does not obtain certain milestones within the first year. To the extent that shares are forfeited or used for indemnification purposes, the balance of shares remaining for indemnification or forfeit will be reduced. Integrated has also agreed to issue additional shares of Common Stock to theMaven shareholders in the event of a breach of its representations, warranties and covenants, up to an amount equal in number to those issued in the Merger as Exchange Shares.

Immediately after the Merger there were a total of 22,047,530 shares of Common Stock issued and outstanding and 1,344,607 shares of Common Stock reserved for issuance under outstanding options and warrants.

The acquisition of theMaven will be reported and accounted for as a reverse merger in accordance with Rule 3-05 of Regulation S-X and ASC 805 implemented by a share exchange, whereby theMaven is considered the acquirer for accounting and financial reporting purposes. The capital, share price, and earnings per share amounts in the consolidated financial statements for the period prior to the reverse merger were restated to reflect the recapitalization in accordance with the exchange ratio established in the merger transaction, except as otherwise noted.

Integrated will continue to report its fiscal year as a year ended on December 31.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Current Report, on November 4, 2016, we acquired by means of an exchange of securities the operating company, theMaven, which became a wholly owned subsidiary of Integrated.  The two companies after the transaction are referred to herein as “Integrated,” “we,” “our” or the “company.” which is intended to include Integrated on a fully consolidated basis with theMaven as its wholly owned subsidiary, except in those circumstances where the context and reference to “Integrated” or “theMaven” is intended to relate to just the parent company or subsidiary, whether before or after the merger transaction. The combination transaction, by means of a share exchange, described herein, is referred to as the Merger.

Integrated, prior to the Merger, was a shell company, without engaging in any active operations. The completed transaction with theMaven requires Integrated to disclose the information that would be required if Integrated were filing a general form for registration of securities on Form 10. Accordingly, we are providing the information that would be included in a Form 10 if we were to file a Form 10.

Incorporation and History of Integrated Surgical Systems, Inc. (“Integrated”) and theMaven Network, Inc. (“theMaven”)

Integrated was incorporated in Delaware in 1990. It was founded to design, manufacture, sell and service image-directed, computer-controlled robotic software and hardware products for use in orthopedic surgical procedures. On June 28, 2007, Integrated completed the sale of substantially all of its operating assets. After completion of the sale, the company no longer engaged in any business activities and then commenced to locate a suitable acquisition target to complete a business combination. From June 2007 until the closing of the Merger, Integrated was a non-active “shell company” as defined by regulations of the SEC. As a result of the Merger, on a going forward basis, the company will continue to file its public reports with the SEC on an operating company basis.

theMaven was incorporated in Nevada on July 22, 2016, under the name “Amplify Media, Inc.” On July 27, 2016, the corporate name was amended to “Amplify Media Network, Inc.” and on October 14, 2016, the corporate name was changed to “theMaven Network, Inc.” The business plan of theMaven is to build and operate an exclusive network of professionally managed media channels, each operated by a hand-selected group of experts, reporters, group evangelists and social leaders. theMaven’s “Channel Partners” leverage its proprietary, socially-driven, mobile-enabled, video-focused technology platform to engage niche audiences within a single network.

We operate a website at themaven.net, which is currently under development. When in the future our website is completed, information contained on our official website and information about the company on any other personal, viral, social network informational websites or software applications, do not constitute part of this report or future reports.

The business office was located at 2425 Cedar Springs Road, Dallas, Texas, 75201 until the closing of the Merger when it was changed to 5048 Roosevelt Way NE, Seattle, WA 98105. Management, software development and operations activities are conducted at 200 1st Ave. West, Suite 230, Seattle, WA 98119. The current telephone number is (775) 600-2765.

The company engaged MDB as its investment banking firm and financial advisor in connection with the Merger under the Investment Banking Agreement. Under the engagement MDB is entitled to cash and equity based compensation in connection with it finding an acquisition candidate. The cash amount and number of shares under the warrant are to be based on the transaction value. MDB is provided expense reimbursement in connection with a transaction. MDB is a company controlled by Mr. Christopher Marlett, one of our directors and officers and employs Mr. Robert Levande, one of our directors, and Mr. Gary Schuman, another of our officers. The term of the Investment Banking Agreement is currently indefinite, but may be terminated upon thirty days advance notice by either party.

The shares of Common Stock is traded in the over-the-counter market, under the trading symbol “ISSM.” Historically the frequency of trades and the volume of trading has been low, and there can be no assurance that an active or sustained public market for our shares will develop.

Integrated is authorized to issue 100,000,000 shares of Common Stock.  It has issued a total of 22,047,530 shares of Common Stock as of November 4, 2016, which includes the shares issued to acquire theMaven. In addition, Integrated also is authorized to issue 1,000,000 shares of preferred stock, of which 168 shares of Series G Preferred Stock are issued and outstanding. Integrated also has issued warrants and options to acquire 1,344,607 shares of Common Stock, which may be exercised from time to time for up to the next five years, some of which have cashless exercise rights and all of which have registration rights. Approximately 17,788,876 of the outstanding shares of Common Stock and shares of Common Stock underlying outstanding warrants and options are subject to a one year lock up. Additionally, all the shares of Common Stock issued to the acquire theMaven are subject to employment related repurchase rights which extend until mid-2018 and escrow provisions for a period of one year for indemnification and milestone achievement purposes under the Share Exchange Agreement.

Integrated, although it has about $1,399,000 of working capital as of September 30, 2016, will require additional financing to be able to continue to operate and pursue its product development and, market launch. It has no current agreements for additional financing at this time, and if it is offered financing opportunities, they may be on terms that are not acceptable to management. Without sufficient funding and working capital, the company may have to severely curtail its operations or cease operations altogether. As a result of not having sufficient working capital and financial resources, unless the company financial condition changes, the independent reviewing auditor of the company has indicated that the interim financial reports of the company should be issued assuming a going concern basis and any audit report will contain an explanatory paragraph that it is provided assuming a going concern basis.

theMaven Overview

theMaven Business

Although theMaven was founded in 2016, its founding team worked on a variety of digital media platforms, with the common thread of achieving economies of scale by assembling a network of publishers, covering particular niche media interests, on a unified technology and business platform. One of the founders and the Chief Executive Officer of theMaven, Mr. James C. Heckman, created the first version of this model in 1991, leveraging early digital technology for NFL teams for “NFL Exclusive,” and later founded Rivals.com, which is still operated today by Yahoo!. theMaven’s founders have worked together since 1999, building many different socially focused, single platform media models, including Scout.com, Rivals.com, Rivals.net (Europe), Zazzle, and 5to1.com.

Based on their prior experience, the founders established theMaven as an entirely new enterprise to build and operate an exclusive network of professionally managed media channels and interest groups, each operated by a hand-selected group of experts, reporters, group evangelists and social leaders as “Channel Partners.” These Channel Partners will be able to leverage theMaven’s proprietary, socially-driven, mobile-enabled, video-focused technology platform to engage niche audiences within a single network (“theMaven Platform”).

We believe that our media model will appeal to the users and subscribers of theMaven Platform in a way similar to how the model has previously appealed to sports fans in its founders’ previous ventures. theMaven Platform intends to appeal to professional publishers who currently struggle to monetize on their existing platforms, or are operating with less-than-world-class features in one or more areas (mobile, video, community, etc.). The consumer-facing product of theMaven Platform will be made available on the web and as iOS (Apple) and Android mobile applications.

Once launched, we believe that there will be two primary revenue sources, one of which will be online advertising/sponsorships and one of which will be paid memberships (subscriptions). We expect that advertising/sponsorships will be sold primarily by theMaven and/or major media partner(s) to companies to promote their brands, products and services, amplify their visibility and to target an audience based on the professionally managed media channels and interest groups on theMaven Platform. At this stage of the company’s development, operations primarily consist of software development, building a “target” list of selective, invite-only “Channel Partners,” and reaching out to those “Channel Partners” for discussion. The management team has extensive experience in the past building partner networks, but it will take time and further development of the technology platform to begin securing these partners.

Currently, we do not have any customers as we are still in the development stage of our business and establishing a customer base.

Technology and Intellectual Property

We plan to incorporate state-of-the-art mobile, video, communications, social, notifications and other technology into its theMaven Platform, including modern DevOps processes with continuous integration/continuous deployment and an entirely cloud-based back-end. The software engineering team is experienced at delivering service at extreme scale, drawing upon years of experience at GoogleTM, Yahoo!TM, and Microsoft TM among other companies. We plan to develop theMaven Platform software by combining proprietary code with components from the open-source community, plus select commercial services. To the extent it is able and given the limited financial resources at its disposal, management is investing in core technical competencies to be able to do more product development.

We believe that innovation is one of the keys to its competitiveness and will be necessary for future sustained growth. Currently, theMaven relies on the confidentiality of its operations, proprietary know-how and business secrets. All theMaven employees have entered into confidentiality agreements and it considers its employees’ work to be proprietary and owned by theMaven. There can be no assurance that theMaven will be able to enforce its rights if they are improperly taken by theMaven’s employees or adopted by its competitors without the approval of theMaven.

In the future, when necessary, we will take additional steps to protect its intellectual property interests under the laws of the United States and the jurisdictions in which it intends to operate. In the future, we plan to protect theMaven intellectual property in appropriate market segments. As the business develops, we plan to develop specific trademarks for our products and seek registration of those marks with government authorities for their protection. We also plan to seek opportunities to obtain patent protections. We do not currently hold any registered trademarks or patents.

Seasonality

Once we are providing services to our customer base, we do not expect to experience any seasonality in our operations, other than typical media company ad/sponsorship sales seasonality, which is strong in the fourth quarter and slower in the first quarter.

Competition

Currently theMaven believes that there are dozens of competitors delivering niche media content on the web and on mobile devices. All those competitors use mobile alerts, invest heavily in video and leverage social media. We believe that theMaven has developed distribution, production and technology tactics that have proven in the past to be highly engaging and effective for its particular model, which organizes channels into interest groups, led by its expert partners – the “Channel Partners.”

The web provides unlimited access to the market by niche or general media companies, so there are a large number and variety of direct competitors of theMaven competing for audience and ad dollars. The general business of online media, combined with some level or method of leveraging community attracts many potential entrants, and in the future there may be strong competitors that will compete with theMaven in general or in selected markets.  These and other companies may be better financed and be able to develop their markets more quickly and penetrate those market more effectively. Below if a list of possible competitors/substitutes and categories:

•	Vice – niche content, leveraging social, mobile and video
•	Buzzfeed – socially enabled content

•	Business Insider – expert, niche content, leveraging social, mobile and video
•	WordPress, YouTube, Twitter, Facebook – open platform to all, also includes experts and professionals
•	Medium - publishing
•	Reddit – community, UBC focused, including delivery of niche content
•	Affiliate “networks” such as Liberty Alliance – publishing, advertising
•	Fortune, CNN, Yahoo!, Google, et al - all major media companies are investing in deep content for users and leveraging social media in their own way, to reach and engage users more effectively

We anticipate that theMaven will compete on the basis of its technology, ease of use, value delivered to both consumers and “Channel Partners,” and platform evolution through a continuing development program. We believe that theMaven methods, technology and experience will enable it to compete for a material amount of market share of media dollars and subscription revenue. We also believe theMaven will rapidly establish a reputation for its business, distribution and technology methods within selected initial markets, which can be enhanced over time as theMaven gains customer awareness and channel partner success. Concurrent with the growth of its customer base, we believe theMaven will develop brand awareness, which translates to sponsorship support, and will obtain data from its users that will allow theMaven to expand our its content and advertising offerings.

The competitive position of theMaven may be seriously damaged if it cannot maintain and obtain patent protection for important differentiating aspects of its products or otherwise protect its intellectual property rights in its technology. theMaven relies on a combination of contracts, patent and trade secret laws to establish and protect its proprietary rights in its technology. However, it may not be able to prevent misappropriation of its intellectual property, its competitors may be able to independently develop similar technology and the agreements it enter into to protect its proprietary rights may not be enforceable.

Research and Development

We believe that innovation is one of the keys to our competitiveness, and innovation will be necessary for future sustained growth. To the extent it is able, given the limited financial resources at our disposal, the company is investing in core technical competencies to be able to do more product development. Furthermore, we will file to protect our intellectual property in appropriate market segments.

In the period since its inception on July 22, 2016 through September 30, 2016, theMaven has spent $307,102 on research and development, and it expects that in future periods it will continue to use a substantial amount of its financial resources for research and development of its platform and products.

Employees

At the time of this report, the company had sixteen full-time employees, of which four were in senior executive positions, eight were in software development/test/operations, two were in business/network development and one was in user experience/design.  None of the employees are covered by any collective bargaining agreement. In the future, theMaven expects to expand its management employees for financial compliance, and add operational employees as the channel partner network expands.  Its future success will depend in part on its ability to continue to attract, retain and motivate highly qualified technical and management personnel.

Government Regulations

Our operations, once commenced in the public sphere will be subject to a number of U.S. federal and state laws and regulations that involve privacy, rights of publicity, data protection, content regulation, intellectual property, or other subjects. Many of these laws and regulations are still evolving and being tested in courts and could be interpreted in ways that could harm our business. In addition, the application and interpretation of these laws and regulations often are uncertain, particularly in the new and rapidly evolving industry in which we operate.

A number of government authorities, both in the United States and abroad, and private parties are increasing their focus on privacy issues and the use of personal information. Most states have enacted some form of data privacy legislation, including data breach notification laws, and laws penalizing the misuse of personal information in violation of published privacy policies. Certain states have also enacted legislation requiring certain encryption technologies for the storage and transmission of personally identifiable information, including credit card information, and more states are considering laws for or have enacted laws about information security regulations and may require the adoption of written information security policies that are consistent with state laws if businesses have personal information of residents of their states. Data privacy and information security legislation also is being considered at the federal level, among other statutes and regulations concerning privacy of individuals and use of internet and market information. In the United States the FTC and attorneys general in several states have oversight of business operations concerning the use of personal information and breaches of the privacy laws under existing consumer protection laws. In particular, an attorney general or the FTC may examine privacy policies to ensure that a company fully complies with representations in the policies regarding the manner in which the information provided by consumers and other visitors to a website is used and disclosed by the company and the failure to do so could give rise to a complaint under state or federal unfair competition or consumer protection laws. We will have to review our privacy policies and our overall operations on a regular basis to assure compliance with applicable U.S. federal and state laws, and to the extent applicable, any foreign laws. Our business could be adversely affected if new regulations or decisions regarding the storage, transmission, use and/or disclosure of personal information are implemented in such ways that impose new or additional technology requirements on us, limit our ability to collect, transmit, store and use the information, or if government authorities or private parties challenge our privacy practices that result in restrictions on us, or we experience a significant data or information breach which would require public disclosure under existing notification laws and for which we may be liable for damages or penalties.

The United States Congress enacted the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or CAN-SPAM, regulating “commercial electronic mail messages” (i.e., e-mail), the primary purpose of which is to promote a product or service. The FTC has promulgated various regulations applying CAN-SPAM and has enforcement authority for violations of CAN-SPAM. Any entity that sends commercial e-mail messages for itself and clients, and those who re-transmit such messages, must adhere to the CAN-SPAM requirements. Violations of its provisions may result in civil money penalties and criminal liability. Compliance with these provisions may limit our ability to send certain types of e-mails on our own behalf and on behalf of our advertising clients. While we intend to operate our businesses in a manner that complies with the CAN-SPAM provisions, we may not be successful in so operating. If it turns out we have violated the provisions of CAN-SPAM we may face enforcement actions by the FTC or FCC or face civil penalties, either of which could adversely affect our business.

In addition to the federal CAN-SPAM regulations, many states have comparable legislation. There have been a number of cases brought as class actions based on the federal and state statutes. At the state level the courts have tended to decide in favor of the plaintiffs and awarded substantial damages. An award of damages, at either the federal or state level could have a detrimental impact on our financial results.

Social networking websites are under increased scrutiny. Legislation has been introduced on the state and federal level that could regulate social networking websites. Some rules call for more stringent age-verification techniques, attempt to mandate data retention or data destruction by Internet providers, and impose civil and/or criminal penalties on owners or operators of social networking websites.

The FTC regularly considers issues relating to online behavioral advertising and has issued reports containing a new set of “guidelines” for industry self-regulation. The FTC’s reports and issue consideration may result in future regulation at the federal and state levels of the collection and use of online consumer data, which could potentially place restrictions on our ability to utilize our database and other marketing data on our own behalf and on behalf of our advertising clients, which may adversely affect our business.

Legislation concerning the above described online activities has either been enacted or is in various stages of development and implementation in other countries around the world and could affect our ability to make our websites available in those countries as future legislation is made effective. It is possible that state and foreign governments might also attempt to regulate our transmissions of content on our website or prosecute us for violations of their laws.

Governments of states or foreign countries might attempt to regulate our transmissions or levy sales or other taxes relating to our activities even though we do not have a physical presence and/or operate in those jurisdictions. As our platforms, products and advertisement activities are available over the Internet anywhere in the world, multiple jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each of those jurisdictions and pay various taxes in those jurisdictions.

Property

theMaven currently subleases approximately 1,500 square feet for its executive offices and operational facilities on a month-to-month basis at 5048 Roosevelt Way NE, Seattle, WA 98105. Management, software development and operations activities are conducted at 200 1st Ave. West, Suite 230, Seattle, WA 98119. The annual lease payments aggregate to approximately $54,000. The company believes that the rates it is paying under its property lease are competitive in the Seattle real estate market, and it would be able to find comparable lease properties in the event it changed locations.

Available Information

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are available free of charge after we electronically file or furnish it to the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically. We assume no obligation to update or revise forward looking statements in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise, unless we are required to do so by law.

RISK FACTORS

Because we are an early growth company, we face many obstacles as a new venture, and therefore we may never be able to fully execute our business plan.  We were incorporated in July 2016.  To date, we have focused on research and development and initial business development efforts. We have no revenues to date and do not anticipate any until later in 2017 at the earliest.  If we are not able to develop our revenues, obtain additional working capital as needed from time to time, and achieve market acceptance for our technology platform, we will have to reduce or curtail our business operations. In such case, investors will lose all or a portion of their investment.

Because our business and marketing plans may be unsuccessful, we may not be able to continue operations as a going concern.  Our ability to continue as a going concern is dependent upon our generating cash flow that is sufficient to fund operations or finding adequate financing to support our operations. Currently, we have had no revenues and have relied entirely on equity financing and loans from our shareholders and related.  Our platform and product development objectives and our business and marketing plans may not be successful in achieving a sustainable business and generating revenues. We have no arrangements in place for sufficient financing to be able to fully implement our business plan.  If we are unable to continue as planned currently, we may have to curtail some or all of our business plan and operations.  In such case, investors will lose all or a portion of their investment.

We currently have been generating operating losses, and we may never achieve profitability.  We have had and we expect to continue to have losses in the near term and will rely on capital funding or borrowings to fund our operations. To date, such capital funding has been limited in amount.  We cannot predict whether or not we will ever become profitable or be able to continue to find capital to support our development and business plan.

We have a limited operating history, which makes it difficult to forecast whether or not our business will be successful.  Since founding of theMaven in July 2016, the management team has focused entirely on the company’s platform development and product strategy and hiring technological talent. Accordingly, we have only a limited operating history in the development stage and no market oriented operations; this limited operating experience makes it difficult to forecast our future operating results. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development and product introduction, particularly companies engaged in rapidly evolving technology offerings and markets. There can be no assurance that we will be successful in addressing these risks and keeping pace with developments, and the failure to do so could have a material adverse effect on our business, operating results and financial condition.

Our operating results may be variable, and therefore our future prospects may be difficult for investors and analysis to assess.  Our operating results are likely to fluctuate significantly in the future due to a variety of factors. Due to the potential breadth of the markets in which we plan to deploy our platform and seek market acceptance and our limited operating history, we believe it will be difficult to accurately forecast our revenues and operating results in our market launch phases. Factors that may slow or harm our business or cause our operating results to fluctuate include the following:

•	The market acceptance of, and demand for, our products;
•	Our inability to attract new members or maintain existing members satisfaction at a reasonable cost;
•	The revenue based on our technology;
•	Changes in alternative technologies, industry standards and customer or end user preferences;
•	The length of our advertising and membership sales cycles;
•	The timing of customer payments and payment defaults by customers;
•	Our inability to attract and retain key personnel, including experienced software developers;
•	A gain or loss of significant customers and publishers or their confidence in our platform;
•	Software design, development and operational defects and other quality problems;
•	Significant security breaches, technical difficulties, or interruptions to our technology platform;
•	Economic conditions affecting our potential customers;
•	Extraordinary expenses such as litigation;
•	The number, timing and significance of product enhancements and new product introductions by competitors; and
•	Our failure to increase sales and or penetrate new markets

Any change in one or more of these factors, as well as others, could cause our annual or quarterly operating results to fluctuate. Any change in one or more of these factors could reduce our gross margins in future periods.

The market in which we participate is intensely competitive, and if we do not compete effectively, our operating results could be harmed. There are many players in the digital media market. The market offerings range from groups of similar media to some that are unique, but quickly replicatable. Our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards, customer and user requirements and trends. With the introduction of new technologies, the evolution of our platform, and new market entrants, we expect competition to intensify in the future. Some of our current and potential competitors have substantially greater financial, technical, marketing, distribution and other resources than we do. As a result, they may be able to respond more rapidly than we can to new or changing opportunities, technologies, standards or customer requirements. In addition, our customers and strategic partners may become competitors in the future. Certain of our competitors may be able to negotiate alliances with strategic partners on more favorable terms than we are able to negotiate. Pricing pressures and increased competition generally could result in reduced sales, reduced margins, losses, or the failure of our platform to achieve or maintain more widespread market acceptance, any of which could adversely affect our revenues and operating results.

We are dependent upon the acceptance of theMaven platform. The market for our media platform is constantly evolving and is characterized by rapid change and competitor entrants. Our future operating results depend on the development and growth of the market for our media platforms. We intend to spend considerable resources educating potential channel partners and the ultimate users about our platforms. However, we cannot provide assurance that such expenditures will enable our platform to achieve or maintain any significant degree of market acceptance.

We may have difficulty managing our growth. As we approach the launch of our technology platform, we expect to add channel partner and end-user support capabilities, to continue software development activities and to expand our administrative operations. This expansion is expected to place a significant strain on our management, operational and financial resources. To manage any further growth, we will be required to improve existing, and implement new, operational, customer service and financial systems, procedures and controls and expand, train and manage our growing employee base. We also will be required to expand our finance, administrative, technical and operations staff. There can be no assurance that our current and planned personnel, systems, procedures and controls will be adequate to support our anticipated growth, that management will be able to hire, train, retain, motivate and manage required personnel or that our management will be able to successfully identify, manage and exploit existing and potential market opportunities. If we are unable to manage growth effectively, our business could be harmed.

The strategic relationships that we may be able to develop and on which we may come to rely may not be successful.  We will seek to develop strategic relationships with advertising, media, technology and other companies to enhance the efforts of our market penetration, business development, and advertising sales revenues. These relationships are expected to, but may not, succeed. There can be no assurance that these relationships will develop and mature, or that potential competitors will not develop more substantial relationships with attractive partners. Our inability to successfully implement our strategy of building valuable strategic relationships could harm our business.

If our efforts to attract and retain users are not successful, our business will be adversely affected. We are currently developing our platforms and do not yet have any users of our services. In the future, our ability to attract users will depend in part on our ability to provide our users with unique and focused content choices. The relative service levels, content offerings, pricing and related features of competitors to our service and products may adversely impact our ability to attract and retain users. If users do not perceive our service offering to be of value, we may not be able to attract and retain users and may not be able to get any revenue from paid membership. Furthermore, if we cannot build a meaningful membership base, we may not be able to engender interest from potential advertisers and generate any revenue from advertising and sponsorship. Even if we can successfully attract users to subscribe for our services, users will be able to cancel our service for many reasons. We must continually add new users both to replace canceled memberships and to grow our business beyond then current user base. If we are unable to successfully attract users, our business will be adversely affected.

The sales and payment cycle for online advertising is long, and such sales may not occur when anticipated or at all.  The decision process is typically lengthy for brand advertisers and sponsors to commit to online campaigns. Some of their budgets are planned a full year in advance. The decision process for such purchases is subject to delays and aspects that are beyond our control. In addition, some advertisers/sponsors take months after the campaign runs to pay, and some may not pay at all, or require partial “make-goods” based on performance. As we have not commenced substantive approaches to the Channel Partners, we cannot yet determine the terms of use they will demand or their payment behavior. Any delay or loss in sales of online advertising could adversely affect our operating results.

The sales cycle for paid memberships may be longer than currently anticipated.  We anticipate selling the memberships directly to consumers via online methodologies. It may take longer than we currently anticipate to start generating a significant volume of subscribers. We understand that we will have to convince consumers to purchase memberships, which in turn will depend on their perception of the value provided by our channel partners’ content and communities. Such value perception is subject to aspects that are beyond our control. Sales will usually be through online credit card transactions; these types of transactions are subject to chargebacks and cancellations that may reduce revenues. Any delay in generating membership sales or losses in sales of online memberships could adversely affect our operating results.

We are dependent on the continued services and on the performance of our senior management and other key personnel. The loss of the services of any of our executive officers, such as Messrs. Heckman, Sornsin and Joldersma or other key employees could have a material adverse effect on our business, operating results and financial condition. Although we have employment contracts with our key personnel, these are at will employment agreements, albeit with non-competition and confidentiality provisions and other rights typically associated with written agreements. We also depend on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, sales, operational, business development and customer service personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, assimilate or retain sufficiently qualified personnel. The failure to attract and retain necessary skilled personnel could have a material adverse effect on our business, operating results and financial condition.

Our revenues could decrease if our platforms do not operate as intended.  Our platform technologies will perform complex functions and are vulnerable to undetected errors or unforeseen defects that could result in a failure to operate or inefficiency. There can be no assurance that errors and defects will not be found in current or new products or, if discovered, that we will be able to successfully correct them in a timely manner or at all. The occurrence of errors and defects could result in loss of or delay in revenue, loss of market share, failure to achieve market acceptance, increased development costs, diversion of development resources and injury to our reputation or damage to our efforts to build brand awareness.

Interruptions or performance problems associated with our technology and infrastructure may adversely affect our business and operating results. Our growth will depend in part on the ability of our users and channel partners to access our technology platform at any time and within an acceptable amount of time. We believe that our platform is proprietary, and we rely on the expertise of members of our engineering, operations, and software development teams for their continued performance. It is possible that once theMaven platforms are up and running, we may experience performance problems due to a variety of factors, including infrastructure changes, introductions of new functionality, human or software errors, capacity constraints due to an overwhelming number of users accessing our platform software simultaneously, denial of service attacks, or other security related incidents. Until we have operating experience, we may not be able to identify the cause or causes of any performance problems within an acceptable period of time. It may be that it will be difficult to maintain and/or improve our performance, especially during peak usage times and as our platform becomes more complex and our user traffic increases. If our platform software is unavailable or if our users are unable to access it within a reasonable amount of time or at all, our business would be negatively affected. Therefore, in the event of any of the factors described above, or certain other failures of our infrastructure, partner or user data may be permanently lost. Moreover, we expect our channel partner agreements to include service level standards that obligate us to provide credits or termination rights in the event of a significant disruption in our platform. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed, and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business and operating results may be adversely affected.

Real or perceived errors, failures, or bugs in our technology platforms could adversely affect our operating results and growth prospects. Because our technology platform will be complex, undetected errors, failures, vulnerabilities, or bugs may occur, especially when updates are deployed. Despite testing by us, errors, failures, vulnerabilities, or bugs may not be found in our technology platform until after they are deployed to our customers. We expect from time to time to discover software errors, failures, vulnerabilities, and bugs in our technology platforms and anticipate that certain of these errors, failures, vulnerabilities, and bugs will only be discovered and remediated after deployment to channel partners and used by subscribers. Real or perceived errors, failures, or bugs in our software could result in negative publicity, loss of or delay in market acceptance of our technology platforms, loss of competitive position, or claims by channel partners or subscribers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to help correct the problem.

If we are unable to develop and maintain successful relationships with channel partners/publishers, our business, operating results, and financial condition could be adversely affected. We believe that growth in our business is dependent upon identifying, developing, and maintaining strong relationships with channel partners that can drive substantial revenue by delivering strong content and communities to end users. If we fail to identify channel partners that provide the right content and foster the communities we need for growth and branding, in a timely and cost-effective manner, or at all, or are unable to assist our channel partners in delivering great content and communities that drive both advertising and membership/subscription revenue, our business, results of operations, and financial condition could be adversely affected. If our channel partners do not effectively deliver great content and communities, or fail to meet the needs of end users, our reputation and ability to grow our business may also be adversely affected.

If the protection of trademark, brands and other proprietary rights is inadequate, we could lose our proprietary right, suffer a diminution of reputations and experience a loss of revenues. Our success significantly depends on our proprietary technology. We rely on a combination of copyright, trademark and trade secret laws, employee and third-party non-disclosure and invention assignment agreements and other methods to protect our proprietary technology. Despite these precautions, it may be possible for unauthorized third parties to copy portions of our products or reverse engineer or obtain and use information that we regard as proprietary. There can be no assurance that our platforms will be protectable by patents, but if they are, any efforts to obtain patent protection that is not successful may harm our business in that others will be able to use our technologies. For example, previous disclosures or activities unknown at present may be uncovered in the future and adversely impact any patent rights that we may obtain. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. There can be no assurance that the steps taken by us to protect our proprietary rights will be adequate or that third parties will not infringe or misappropriate our trademarks, copyrights and similar proprietary rights. If we resort to legal proceedings to enforce our IP rights, those proceedings could be expensive and time-consuming and could distract our management from our business operations.

The brand theMaven and any related trademarks will be an important part of our sales effort. We believe that establishing and maintaining the theMaven brand name and any related trade and service marks will be important to our success and crucial in gaining new users and new channel partners/publishers. The importance of brand recognition may increase as a result of established and new competitors offering service and products similar to ours. To the extent we are able, with our limited funding and personnel, we intend to increase our marketing and branding expenditures in an effort to increase awareness of theMaven. If our brand-building strategy is unsuccessful, these expenses may never be recovered, we may be unable to obtain sponsorship or generate any revenue, and our business could be harmed.

Intellectual property claims against us can be costly and could impair our business. We cannot predict whether third parties will assert claims of infringement against us, or whether any future assertions or prosecutions will harm our business. Although we take significant steps to make sure that our technologies do not infringe on the rights of others, as our employees have worked in our industry for many years, there is always the possibility that another person or company may assert that we have built on their proprietary rights. If we are forced to defend against any such claims, whether they are with or without merit or are determined in our favor, we may face costly litigation, diversion of technical and management personnel, or product launch delays, any of which could adversely impact our business. As a result of such a dispute, we may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, if at all. If there is a successful claim of intellectual property infringement against us and we are unable to develop non-infringing technology or to license the infringed or similar technology on a timely basis, our business could be impaired.

We will be subject to a wide range of privacy laws and other internet laws. A number of government authorities, both in the United States and abroad, and private parties are increasing their focus on privacy issues, the use of personal information, market collection data and activities that might be considered spam. Enforcement may be by state attorney general offices and federal prosecutors acting under a wide range of state and federal laws about privacy, data collection and use of the internet in certain ways, some of which laws may be applicable to us through our users and clients, such as our advertisers, within our communities. Some laws require encryption systems which may make our operations more costly to develop and monitor for continuing compliance. Overall, all of these laws will require substantial compliance efforts, which will be at an economic cost to us. If we violate these laws, we may be subject to monetary penalties and other civil fines. Some statutes may have criminal liability associated with violations. These laws are under constant review and amendment or addition as issues are seen to develop as the internet continues to become a more active part of the way we do business and interact. Our business could be adversely affected if there are new laws and regulations or decisions that are restrictive or impose difficult or expensive operations processes regarding the storage, transmission, use and/or disclosure of personal information and use of the social media aspects of our platforms and products or otherwise affect our users, advertisers and media partners. We cannot currently indicate what new legislation or regulation that might be that would impose new or additional technology requirements on us, limit our ability to collect, transmit, store and use the information, or if government authorities or private parties challenge our privacy and business practices.

Prior employers of our employees may assert violations of past employment arrangements. Our employees are highly experienced, partly because they have worked in our industry for many years; prior employers may try to assert that our employees are breaching restrictive covenants and other limitations imposed by past employment arrangements. We believe that all of our employees are free to work for us in their various capacities and have not breached past employment arrangements. Notwithstanding our care in our employment practices, a prior employer may assert a claim. Such claims will be costly to contest and highly disruptive to our work environment, and may result in a detrimental effect on our operations.

Our products may require availability of components or known technology from third parties and their non-availability can impede our growth.  We license/buy certain technology integral to our products from third parties, including open-source and commercially available software. Our inability to acquire and maintain any third-party product licenses, or integrate the related third-party products into our products in compliance with license arrangements, could result in delays in product development until equivalent products can be identified, licensed and integrated. We also expect to require new licenses in the future as our business grows and technology evolves. We cannot provide assurance that these licenses will continue to be available to us on commercially reasonable terms, if at all.

Government regulations may increase our costs of doing business.  The adoption or modification of laws or regulations relating to online media, communities, commerce, security and privacy could harm our business, operating results and financial condition by increasing our costs and administrative burdens. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, security, libel, consumer protection and taxation apply. Laws and regulations directly applicable to Internet activities are becoming more diverse and prevalent in all global markets. We must comply with regulations in the United States, as well as any other regulations adopted by other countries where we may do business. The growth and development of Internet content, commerce and communities may prompt calls for more stringent consumer protection laws, privacy laws and data protection laws, both in the United States and abroad, as well as new laws governing the taxation of these activities. Compliance with any newly adopted laws may prove difficult for us and may harm our business, operating results and financial condition

We will require additional capital in the future, which may not be available on terms acceptable to us, or at all.  Our future liquidity and capital requirements will depend upon numerous factors, including the success of our offerings and competing technological and market developments. We will to need to raise funds through public or private financings, strategic relationships or other arrangements. There can be no assurance that such funding, if needed, will be available on terms acceptable to us, or at all. Furthermore, any equity financing will be dilutive to existing stockholders, and debt financing, if available, may involve restrictive covenants that may limit our operating flexibility with respect to certain business matters. Strategic arrangements, if necessary to raise funds, may require us to relinquish our rights or grant licenses to some or substantial parts of our intellectual property. If funds are raised through the issuance of equity securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution in net book value per share, and such equity securities may have rights, preferences or privileges senior to those of the holders of our existing capital stock. If adequate funds are not available on acceptable terms, we may be unable to develop or enhance products, take advantage of future opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, operating results and financial condition.

Management has the right to vote a substantial amount of the Common Stock, and will be able to influence the business of the company. Management, including the directors and officers of the company beneficially own about 13,458,411 shares of Common Stock, representing about 57% of the Common Stock. As a result of this amount of ownership, management will be able to influence the election of directors and will be able to influence the business plan and overall business direction of the company.

There is not an active market for the Common Stock. We provide no assurances of any kind or nature whatsoever that an active market for the Common Stock will ever develop. There has been no sustained activity in the market for the Common Stock. Investors should understand that there may be no alternative exit strategy for them to recover or liquidate their investments in the Common Stock. Accordingly, investors must be prepared to bear the entire economic risk of an investment in the company for an indefinite period of time. If an active market ever develops for the Common Stock, we anticipate that our then financial condition, platform and product offerings, and our roll out strategy and implementation will greatly impact the market value of the Common Stock. The market value at any point in time may not reflect the value of the business or our business prospects.

There may be no liquid market for our Common Stock.  Even if a trading market develops over time, we cannot predict how liquid that market might become. The trading price of the Common Stock is likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control.

These factors include:

•	Quarterly variations in our results of operations or those of our competitors;

•	Announcements by us or our competitors of acquisitions, new products and services, significant contracts, commercial relationships or capital commitments;

•	Disruption or substantive changes to our operations;

•	Variations in our sales and earnings from period to period;

•	Commencement of, or our involvement in, litigation;

•	Any major change in our board or management;

•	Changes in governmental regulations or in the status of our regulatory approvals; and

•	General market conditions and other factors, including factors unrelated to our own operating performance.

In addition, the stock market in general experiences price and volume fluctuations that often are unrelated or disproportionate to the operating performance of public companies. These broad market and industry factors may seriously harm the market price of the Common Stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies.  This type of litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

We are subject to the reporting requirements of the United States securities laws, which will require expenditure of capital and other resources.  We are a public reporting company subject to the information and reporting requirements of the Securities Exchange Act of 1934 and other federal securities laws, including, without limitation, compliance with the Sarbanes-Oxley Act (“Sarbanes”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be substantially higher than they would otherwise be if we were privately-held. It will be difficult, costly, and time-consuming for us to develop and implement internal controls and reporting procedures required by Sarbanes, and we will require additional staff and third-party assistance to develop and implement appropriate internal controls and procedures. If we fail to or are unable to comply with Sarbanes, we will not be able to obtain independent accountant certifications that the Sarbanes requires publicly-traded companies to obtain.

Investor confidence and market price of our shares may be adversely impacted if we are unable to attest to the adequacy of the internal controls over our financial reporting, as required by Section 404 of the U.S. Sarbanes-Oxley Act of 2002.  The SEC, as directed by Section 404 of Sarbanes, adopted rules requiring public companies to include a report of management of their internal control structure and procedures for financial reporting in their annual reports on Form 10-K that contains an assessment by management of the effectiveness of their internal controls over financial reporting. We have reported in the Annual Report on Form 10-K, filed for the fiscal year ended December 31, 2015, that management concluded there is a material weakness in our internal controls and procedures. The material weakness relates to the lack of segregation of duties in our financial reporting process and our utilization of outside third party consultants. We do not have a separately designated audit committee. These weaknesses are also due to our lack of additional accounting and operational staff. To remedy this material weakness, we plan to engage an internal accounting staff to assist with financial reporting. We have no estimate as to when we will conclude a business combination so as to be able to remedy this and any other material weaknesses we have in our internal controls over financial reporting.

We may not be able to attract the attention of major brokerage firms or securities analysts in our efforts to raise capital.  In due course, we plan to seek to have the Common Stock quoted on a national securities exchange in the United States.  There can be no assurance that we will be able to garner a quote for the Common Stock on an exchange.  Even if we are successful in doing so, security analysts and major brokerage houses may not provide coverage of us. We may also not be able to attract any brokerage houses to conduct secondary offerings with respect to our securities.

Because we will be subject to the “Penny Stock” rules as our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.  If a trading market does develop for our stock, it is likely that our stock will be subject to the regulations applicable to "Penny Stock." The regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-exchange equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the purchaser’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of the Common Stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy the Common Stock, which may limit your ability to buy and sell our stock.

Because future sales by our stockholders could cause the stock price to decline, our investors may lose money on their investment in our stock.  No predictions can be made of the effect, if any, that market sales of shares of the Common Stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the Common Stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “management believes” and similar language. Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this Current Report are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this Current Report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this Current Report on Form 8-K.

Overview

theMaven was incorporated in Nevada on July 22, 2016 under the name “Amplify Media, Inc.” On July 27, 2016, the company name was amended to “Amplify Media Network, Inc.”  The company name was further changed to “theMaven Network, Inc.” on October 14, 2016.

theMaven Network, Inc. (after the Merger, the “company” or “theMaven”) is developing an exclusive network of professionally managed online media channels, with an underlying technology platform. Each channel will be operated by a hand-selected “Channel Partner” drawn from subject matter experts, reporters, group evangelists and social leaders. Channel Partners will publish content and oversee an online community for their respective channels, leveraging a proprietary, socially-driven, mobile-enabled, video-focused technology platform to engage niche audiences within a single network.

On September 20, 2016, theMaven signed a letter of intent to be acquired by Integrated. On October 14, 2016, theMaven signed a share exchange agreement with Integrated, a publicly traded shell company, and its stockholders to acquire the company as a wholly owned subsidiary of Integrated.

Purchase of Significant Equipment

We do not anticipate the purchase or sale of any plant or significant equipment during the next 12 months.

Going Concern

The company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The company’s activities are subject to significant risks and uncertainties, including the need for additional capital, as described below.

Since its inception, the company has not generated any operating revenues and has financed its operations through borrowings on notes payable. Integrated, prior to the Merger financed its operations with equity sales and capital resulting from the sale of its assets in 2007. The company has incurred losses from operations since inception and had a working capital deficit of approximately $551,000 at September 30, 2016. The company expects to continue to incur losses and negative operating cash flows for at least the next few years.

The company, after the Merger, will need to raise additional capital to be able to fund its business activities on a going forward basis. Management expects it will not have sufficient cash flow to fund its operations without the completion of additional financing. Furthermore, there can be no assurances that the company will be able to obtain additional financing on acceptable terms and in the amounts necessary to fully fund its future operating requirements. If the company is unable to obtain sufficient cash resources, the company may be forced to reduce or discontinue its operations entirely.

Results of Operations for theMaven for period from July 22, 2016 (inception) to September 30, 2016

Cumulative from July 22, 2016 to September 30, 2016

Research and development expenses	$307,102
General and administrative expenses	$243,245
Interest expense	$4,044
Net loss	$(554,391)

Research and development expenses

Research and development expenses for theMaven for the period ended July 22, 2016 to September 30, 2016, were $307,102. The research and development expenses primarily relate to software development cost for technology platform.

General and administrative expenses

General and administrative expenses theMaven for the period July 22, 2016 to September 30, 2016 were $243,245. Our expenses are due to our general administrative expenses of carrying on a business.

Liquidity and Capital Resources

Working Capital

As of September 30, 2016

Current Assets	$154,504
Current Liabilities	$705,943
Working Capital (deficit)	$(551,439)

Cumulative from Inception July 22, 2016 to September 30, 2016
Net Cash Used in Operating Activities	$(492,021)
Net Cash Provided by Financing Activities	$641,303
Increase (Decrease) in Cash during the Period	$149,282
Cash, End of Period	$149,282

As of September 30, 2016, theMaven had working deficit of $551,439, $154,504 in total current assets and $705,943 in total current liabilities.

The company will be dependent on funds raised through equity financings and proceeds from shareholder loans. The net loss from operations of theMaven of $554,391 from inception on July 22, 2016 was funded primarily by financing and loans, as well as other capital contributions.

From inception of theMaven on July 22, 2016 to September 30, 2016, we spent $492,021 on operations.

From inception of theMaven on July 22, 2016 to September 30, 2016, we received $641,303 from financing activities, which consisted of $2,952 in proceeds from stock issued for cash and received $638,351 through a note payable.

We will require additional funding for the budgeted expenses over the next 12 months. These funds may be raised through, equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares.

During the next twelve months, we anticipate needing approximately $2,500,000 in additional capital to sustain our current operations and implement the current business plan of the company after the Merger. We anticipate thereafter that we will need additional capital. We have no contracts or arrangements for any funding at this time. There can be no assurance that we will be able to raise any funding or will be able to meet its accrued obligations.  If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.  These estimates may change significantly depending on the nature of our business activities and our ability to raise capital from our shareholders or other sources.

There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Off-Balance Sheet Arrangements

The company after the Merger, on a consolidated basis, does not have any off-balance sheet arrangements, including any outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts.  We do not engage in trading activities involving non-exchange traded contracts.

Seasonality

Once we are providing services to our customer base, we do not expect to experience any seasonality in our operations, other than typical media company ad/sponsorship sales seasonality, which is strong in the fourth quarter and slower in the first quarter.

Effects of Inflation

We do not believe that inflation has had a material impact on our business, revenues or operating results during the periods presented.

Critical Accounting Policies

Software Development Costs

Research and development costs are charged to expense as incurred. However, the costs incurred for the development of computer software that will be sold, leased, or otherwise marketed are capitalized when technological feasibility has been established. These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in hardware and software technologies. Amortization of capitalized software development costs begins when the product is available for general release to customers and revenues are generated. Amortization is computed as the ratio of current gross revenues for a product to the total of current and anticipated future gross revenues for the product or using the straight-line method over the estimated economical useful life. As of September 30, 2016, the technological feasibility of the software being developed by the company has not been established and as such the development costs incurred have been charged to expense as research and development costs.

Fair Value Measurements

The company believes that the fair values of our current assets and current liabilities approximate their reported carrying amounts due to their short-term nature.

Income Taxes

The company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under FASB 740-10-65-1 to give effect to the temporary differences which may arise from differences in the bases of fixed assets, depreciation methods and allowances based on the income taxes expected to be payable in future years. Deferred tax assets arising as a result of net operating loss carry-forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods.

The company recognizes interest accrued relative to unrecognized tax benefits in interest expense and penalties in operating expense. During the period from July 22, 2016 (inception) to September 30, 2016, the company recognized no income tax related interest and penalties. The company had no accruals for income tax related interest and penalties at September 30, 2016.

Risks and Uncertainties

The company has a limited operating history and has not generated revenue to date. The company's business and operations are sensitive to general business and economic conditions in the U.S. and worldwide. These conditions include short-term and long-term interest rates, inflation, fluctuations in debt and equity capital markets and the general condition of the U.S. and world economy. A host of factors beyond the company's control could cause fluctuations in these conditions. Adverse developments in these general business and economic conditions could have a material adverse effect on the company's financial condition and the results of its operations.

In addition, the company will compete with many companies that currently have extensive and well-funded projects, marketing and sales operations as well as extensive human capital. The company may be unable to compete successfully against these companies. The company's industry is characterized by rapid changes in technology and market demands. As a result, the company's products, services, and/or expertise may become obsolete and/or unmarketable. The company's future success will depend on its ability to adapt to technological advances, anticipate customer and market demands, and enhance its current product under development.

Concentrations of Credit Risk

Cash

The company maintains cash at a bank where amounts on deposit may exceed the Federal Deposit Insurance Corporation limit throughout the year. At September 30, 2016, the company did not have any material uninsured cash balances in any financial institution.

Recently Issued Accounting Updates

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which requires lessees to recognize on the balance sheet assets and liabilities for leases with lease terms of more than 12 months. Consistent with GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will depend primarily on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the balance sheet—the new ASU will require both types of leases to be recognized on the balance sheet. The ASU will take effect for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. This ASU shall be applied at the beginning of the earliest period presented using the modified retrospective approach, which includes a number of practical expedients that an entity may elect to apply. Early application of ASU No. 2016-02 is permitted. The company is evaluating the future impact of this ASU on the financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which includes multiple provisions intended to simplify various aspects of the accounting for share-based payments, including treatment of excess tax benefits and forfeitures, as well as consideration of minimum statutory tax withholding requirements. The ASU will take effect for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016, with early application permitted as of the beginning of an interim or annual reporting period. The company is evaluating the future impact of this ASU on the financial statements.

Other recently issued accounting updates are not expected to have a material impact on the company’s financial statements.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

The following table sets forth information regarding beneficial ownership of the Common Stock as of the date of this Current Report (i) by each person who is known by us to beneficially own more than 5% of the Common Stock; and (ii) by our current officers and directors, and certain officers of theMaven; and (iii) by all of officers and directors as a group. The address of each of the persons set forth below is 5048 Roosevelt Way NE, Seattle, WA 98105, unless otherwise indicated.

The table below reflects an aggregate of 22,047,530 shares of Common Stock issued and outstanding as the date of this Current Report, taking into account the issuance of 12,517,151 shares of Common Stock in the Merger between Integrated and theMaven.

Name of Beneficial Owner	Director or Officer	Amount and Nature of Beneficial Ownership(1)	Percentage(2)

James C. Heckman	Director, Chief Executive Officer, President	4,094,708	18.57

Gary Schuman (3)(5)	Chief Financial Officer	100,000	0.45

William Sornsin	Chief Operating Officer and Secretary	1,799,190	8.16

Benjamin Joldersma	Chief Technology Officer	2,047,354	9.29

Ross Levinsohn	Director	245,434	1.11

Christopher Marlett (4)(5)	Director	3,757,146	16.37

Robert Levande (5)(6)	Director	1,279,122	5.71

Peter Mills (5)(7)	Director	135,457	0.61

Directors and officers as a group (8 persons) (8)		13,458,411	57.55

(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. Includes any securities that such person has the right to acquire within sixty (60) days of the date of this Current Report pursuant to options, warrants, conversion privileges or other rights.

(2) Based on 22,047,530 shares of the Common Stock issued and outstanding, plus the number of shares each person has the right to acquire within 60 days of the date of this Current Report.

(3) Mr. Schuman holds these shares under an employment option.

(4) Mr. Marlett holds 827,541 of these shares in the Christopher A. Marlett Living Trust, 1,027,541 of these shares in his IRA, 979,697 of these shares in a joint account with Terri Marlett, his spouse and 20,162 in his name. Also includes (i) 25,000 shares under an employment option, and (ii) a total of 877,205 of these shares under two warrants, of which 584,803 are held by MDB, a company of which Mr. Marlett is the principal owner, and 292,402 are held by Mr. Marlett individually.

(5) Address is c/o 2425 Cedar Springs Road, Dallas, TX 75201.

(6) Mr. Levande holds 25,000 of these shares under an employment option and 292,402 of these shares under a warrant issued to him and 961,720 in his own name.

(7) Mr. Mills holds 25,000 of these shares under an employment option.

(8) Includes 1,344,607 shares under options and warrants. See notes 3, 4 and 6 above.

Management Change

As a result of the issuance of the shares of Common Stock in exchange for the common stock of theMaven, there has been a change of management of Integrated.  Mr. James C. Heckman and Mr. Ross Levinsohn each was designated as a new director of Integrated. Mr. James C. Heckman was appointed as the Chief Executive Officer of Integrated. Mr. Christopher Marlett, the former Chief Executive Officer of Integrated resigned as the Chief Executive Officer, but he continues to serve as a director of Integrated. Mr. William Sornsin and Mr. Benjamin Joldersma were appointed as the Chief Operating Officer and Chief Technology Officer, respectively.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is information regarding the current directors and executive officers of Integrated and its operating subsidiary, theMaven. Directors are to be elected each year by our stockholders at an annual meeting. Each director holds his office until his successor is elected and qualified or resignation or removal.  Executive officers are appointed by our board of directors. Each executive officer holds his office until he resigns or is removed by the board of directors or his successor is appointed and qualified.

Name	Age	Title
James C. Heckman	51	Director, President and Chief Executive Officer of Integrated and theMaven
Gary Schuman	49	Chief Financial Officer of Integrated
William Sornsin	54	Chief Operating Officer and Secretary of Integrated and theMaven
Benjamin Joldersma	38	Chief Technology Officer of Integrated and theMaven
Ross Levinsohn	52	Director of Integrated and theMaven
Christopher Marlett	52	Director of Integrated
Robert M. Levande	67	Director of Integrated
Peter Mills	61	Director of Integrated

Biographical Information on Officers and Directors

James C. Heckman has been the Chief Executive Officer and President of theMaven since July 2016 and became the Chief Executive Officer and President and a director of Integrated at the Merger. Mr. Heckman has extensive experience in Internet media, advertising, video and online communities. He was the CEO of North American Membership Group, Inc., including its subsidiary Scout Media, Inc., from October 2013 to May 2016, and Chairman of the Board from May 2016 to July 2016. From April, 2011 to August, 2012, Mr. Heckman served as Head of Global Media Strategy for Yahoo!, leading all significant transactions and revenue strategy under Ross Levinsohn, where he architected the AOL/MSN/Yahoo! partnership. He was previously Founder and CEO of 5to1, an advertising platform, from August, 2008 through its 2011 sale to Yahoo!; Chief Strategy Officer of Zazzle.com 2007-2008; Chief Strategy Officer at FOX Interactive Media 2005 2007, where he architected the Myspace/Google ad alliance and was instrumental in the formation of what is now Hulu; Founder/CEO of Scout.com, April of 2001 through its September sale to Fox in 2005; Founder/CEO of Rivals.com 1997 - 2000; and President and Publisher of NFL Exclusive, official publication for every NFL team, from 1991 to 1998.

Gary Schuman was appointed as Chief Financial Officer of Integrated in January 2010.  Mr. Schuman has been the Chief Financial Officer and Chief Compliance Officer of MDB since November 2009, and has been Chief Financial Officer of Imagen Biopharma, Inc. since January 2015.  From November 2014 to November 2015, he was the Chief Financial Officer of Electroblate, Inc., now Pulse Biosciences, Inc. From September 2003 to November 2009, he was the Chief Financial Officer and Chief Compliance Officer of USBX Advisory Services, LLC, an investment banking firm focused on mergers and acquisitions, and Chief Financial Officer of its parent company, USBX, Inc.  From 1994 to 2003, Mr. Schuman served in several managerial capacities at Equibond, Inc., a securities broker-dealer based in Los Angeles.

William Sornsin has been the Chief Operating Officer of theMaven since July 2016 and became the Chief Operating Officer of Integrated at the Merger. Mr. Sornsin was CTO of North American Membership Group, Inc., including its subsidiary Scout Media, Inc. from October, 2013 to January 2016, and COO from January 2016 to July 2016. Mr. Sornsin ran MSN's Core Technology team before joining Heckman in 1999 as co-founder and CTO of Rivals.com. In 2001 he became co-founder and CTO/COO for the original Scout.com, and served as VP Engineering and Operations at Fox Interactive Media after Scout's 2005 acquisition. Prior to Rivals and Scout, Sornsin held a variety of product and program management roles at Microsoft.

Benjamin Joldersma has been the Chief Technology Officer since July 2016 and became the Chief Technology Officer of Integrated at the Merger. Mr. Joldersma has developed a deep expertise in large-scale systems, rapid development and online product innovation. He was CTO of North American Membership Group, Inc., including its subsidiary Scout Media, Inc., from January, 2016 to July 2016, and Chief Product Officer (responsible for product vision and all software engineering) from October 2013 to January 2016. Mr. Joldersma was a Senior Software Engineer at Google from December 2012 to October 2013, working on imagery related products under the Geo organization, and Principal Software Engineer at Yahoo! from June 2011 to December 2012, working on advertising platform technology. He was System Architect at 5to1 from August 2008 through its June 2011 sale to Yahoo!. Earlier Mr. Joldersma held software architecture and engineering positions at Skull Squadron 2007-2009 (also its founder); All-In-One Creations 2004-2007 (co-founder); aQuantive 2006 (contract position); Pacific Edge Software 2005; Scout.com 2001-2005; Rivals.com 1999-2001; and Microsoft 1998-1999 (contract position).

Ross Levinsohn was elected as a director in October 2016 of theMaven and became a director of Integrated at the Merger. Mr. Levinsohn also serves as a director of Tribune Media company, a diversified media and entertainment business. Previously, Mr. Levinsohn served as chief executive officer at Guggenheim Digital Media, an affiliate of Guggenheim Securities, from January 2013 to June 2014. Mr. Levinsohn served as interim chief executive officer from May 2012 to August 2012 and executive vice president, head of global media at Yahoo! Inc., a multinational internet company, from March 2012 to August 2012. Prior to that post he was executive vice president of the Americas region for Yahoo from October 2010 until 2012. Mr. Levinsohn co-founded Fuse Capital, an investment and strategic equity management firm focused on investing in and building digital media and communications companies. Prior to Fuse Capital, Mr. Levinsohn served as President of Fox Interactive Media, a wholly owned unit of News Corporation. Prior to this post, he served as senior vice president and general manager of Fox Sports Interactive Media. Mr. Levinsohn also held senior management positions with AltaVista, CBS Sportsline and HBO. Mr. Levinsohn currently serves on the board of Zefr, Inc., which provides solutions for professional content owners on YouTube, and the National Association of Television Program Executives (NATPE), and previously held board positions with Freedom Communications, Inc., Napster, Inc., Generate, BBE Sound, Crowd Fusion and True/Slant.

Christopher A. Marlett has been a director and the Chief Executive Officer of Integrated since April 2008.  Mr. Marlett is, and has been since 1997, the co-founder, chairman and Chief Executive Officer of MDB Capital Group LLC (“MDB”), an investment banking firm focused on equity financings and capital formation for growth-oriented technology companies.  Mr. Marlett has over twenty-seven years of investment banking experience, including all phases of corporate finance, such as the completion of initial public offerings, secondary offerings, PIPEs and strategic consulting.

Robert M. Levande has been a director of Integrated since April 2008 and was the Secretary of Integrated from July 2008 to November 2016.  Mr. Levande was a Managing Director at MDB from June 2003 through 2010 and a Senior Managing Director since 2010.  From April 2002 to April 2003, he was a Managing Director of Gilford Securities, Inc. an investment firm.  Previously, Mr. Levande founded and served as president of the Palantir Group, Inc., a private consulting firm specializing in providing strategic advice to entrepreneurs in the medical technology industry.  From 1972 to 1998, he held various managerial positions with Pfizer, Inc., including Vice President-Business Analysis & Development of its Medical Technology Group and Senior Vice President of a subsidiary, Howmedica, Inc.  Mr. Levande was a Director of Orthovita, Inc. from 2000 to 2007, co-founder and a Director of VirnetX Inc., now VirnetX Holding Corp., from 2005 to 2007, and has been a Director of Pulse Biosciences, Inc. since 2014 and was an officer of Pulse Biosciences, Inc. from May 2014 to September 2015.

Peter B. Mills has been a director of Integrated since September 2006. Mr. Mills is an entrepreneur in the San Francisco Bay Area. He was CEO of Cimbal, Inc., a startup company developing a mobile payments system in Los Altos, CA, from June 2014 to December 2015. From May 2004 until December 2012, he was Vice President of Sales at Speck Design, a leading product design firm with offices in Palo Alto, California.  From July 2007 to April 2008, Mr. Mills served as President, Chief Executive Officer, and Chairman of the Board of Integrated.  He has spent 15 years selling sophisticated industrial robotics and automation systems with Adept Technology, the leading U.S. manufacturer of industrial robots, and Hewlett-Packard company. He has also served as the Vice President of Sales from October 2000 to September 2001 at Softchain, an enterprise supply chain software company acquired by RiverOne, Inc. in 2001, which was later acquired by i2 Technologies, Inc. in 2006.  Mr. Mills has significant experience with respect to the design and manufacturing needs of a variety of industries including medical devices, disk drives, consumer products, food packaging, printers, computers and networking, and semiconductor equipment. He has extensive international business experience in Japan, Singapore, and Korea.

Statement of Reasons for Election/Appointment of Directors

Each of the directors on our Board of Directors was elected because he has demonstrated an ability to make meaningful contributions to our business and affairs, has a reputation for honesty and ethical conduct, has strong communication and analytical skills, and has skills, experience and background that are complementary to those of our other Board members. Messrs. Marlett and Levande have extensive financing and investment banking experience and other managerial experience with development and early stage companies helping them define their business strategies and implementing business plans. Messrs. Heckman and Levinsohn have extensive experience in the media, internet media, advertising and online communities, which are the business focus of the company. Mr. Mills has decades of experience in the high-technology products businesses and involvement with early stage companies.

Family Relationships

There are no family relationships among our current officers and directors.

Board Composition and Committees

The Board of Directors is currently composed of five persons. The company does not have securities listed on a national securities exchange or in an inter-dealer quotation system that has director independence or committee independence requirements. Accordingly, the company is not required to comply with any director independence requirements.

Notwithstanding the foregoing lack of applicable independence requirements, the board of directors currently has one member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and Rule 5605 of The Nasdaq Stock Market Listing Rules. This person is Mr. Peter B. Mills.

We are not required to have and we do not have currently an Audit Committee. The company's directors perform the same functions of an Audit Committee, including: recommending a firm of independent certified public accountants to audit the financial statements; reviewing the auditors' independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. The company does not currently have a written audit committee charter or similar document.

Although we do not have and are not required to have an Audit Committee, the directors have determined that Mr. Peter Mills qualifies as an “audit committee financial expert.” This director has financial statement preparation and interpretation ability obtained over the years from past business experience and education.

Our board of directors currently does not have nominating or compensation committees nor does it have a written nominating or compensation committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of directors.

Code of Ethics

A Code of Ethics that applies to the executive officers and the other employees of the company, was approved and adopted by the Board of Directors on April 8, 2004.  Copies of the Code of Ethics may be obtained free of charge by written request to Integrated Surgical Systems, Inc. attention Chief Financial Officer, 5048 Roosevelt Way NE, Seattle, WA 98105.

Conflict of Interest

We have not adopted any policies or procedures for the review, approval, or ratification of any transaction between the company and any executive officer, director, nominee to become a director, 10% shareholder, or family member of such persons, required to be reported under paragraph (a) of Item 404 of Regulation S-K promulgated by the SEC.

Limitation of Liability of Directors and Indemnification of Directors and Officers

The Delaware General Corporation Law provides that corporations may include a provision in their certificate of incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides that directors are not liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. In addition to the foregoing, our bylaws provide that we may indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to each of our directors.

The above provisions in our certificate of incorporation and bylaws and in the written indemnity agreements may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, we believe that the foregoing provisions are necessary to attract and retain qualified persons as directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

COMPENSATION

Compensation of our Named Executive Officers

We have identified Messrs. James C. Heckman, Gary Schuman, William Sornsin and Benjamin Joldersma as our named executive officers as of the date of this report and Messrs. Christopher A. Marlett and Gary Schuman for the fiscal years ended December 31, 2014 and 2015, as indicated below.

Summary Compensation Table

The following table sets forth certain summary information with respect to the total compensation paid to the named executive officers during our fiscal years ended December 31, 2014 and 2015:

Name and Principal Position	Fiscal Year	Salary	Stock Award	Option	Total Compensation
Pre-Closing
Christopher A. Marlett,	2015	—	$25,000	—	$25,000
CEO (Integrated) (1)	2014	—	$25,000	$1,927	$26,927

Gary Schuman, CFO (Integrated)	2015	$36,000	—	—	$36,000
	2014	$36,000	—	$7,709	$43,709

Post-Closing New Officers
James C. Heckman, CEO,	2015	—	—	—	—
President and Director (Integrated and theMaven)(2)	2014	—	—	—	—

William Sornsin, COO	2015	—	—	—	—
(Integrated and theMaven) (2)	2014	—	—	—	—

Benjamin Joldersma,	2015	—	—	—	—
CTO (Integrated and theMaven) (2)	2014	—	—	—	—

(1)	Mr. Marlett resigned as the Chief Executive Officer of Integrated at the time of the Merger, in November 2016.

(2)	Each of Messrs. Heckman, Sornsin and Joldersma became an officer of Integrated in November 2016. Because theMaven was incorporated in July 2016, there is no pre-2016 compensation information for these officers. For the compensation information in 2016 and thereafter, please see the “Employment Agreements” section below.

Employment Agreements

Integrated, entered into an employment agreement with each of Messrs. James C. Heckman, William Sornsin and Benjamin Joldersma on November 4, 2016, in connection with the Merger.

Integrated entered into a three-year employment agreement with Mr. James C. Heckman with an expiration date in July 2019.  The agreement provides that he will act as the Chief Executive Officer of theMaven and Integrated. Mr. Heckman has also been appointed the President and a director of theMaven and Integrated.  Mr. Heckman will be paid a salary of $300,000 per annum and is entitled to the regular employee benefits of the company and reimbursement of business expenses.  He also may be awarded merit based performance increases. The agreement provides for various termination events under which he is entitled to one year’s severance equal to his annual salary amount. He is also subject to restrictive covenants on competitive employment for up to two years so long as he is paid his annual salary amount and for up to one year for non-solicitation of employees, customers and vendors of the company.

Integrated entered into a three-year employment agreement with Mr. William Sornsin with an expiration date in July 2019.  The agreement provides that he will act as the Chief Operating Officer of theMaven and Integrated.  Mr. Sornsin will be paid a salary of $250,000 per annum and is entitled to the regular employee benefits of the company and reimbursement of business expenses.  He also may be awarded merit based performance increases. The agreement provides for various termination events under which he is entitled to three month’s severance at a rate equal to his monthly salary amount. He is also subject to restrictive covenants on competitive employment for up to two years so long as he is paid his annual salary amount and for up to one year for non-solicitation of employees, customers and vendors of the company.

Integrated entered into a three-year employment agreement with Mr. Benjamin Joldersma on with an expiration date in July 2019.  The agreement provides that he will act as the Chief Technology Officer of theMaven and Integrated.  Mr. Joldersma will be paid a salary of $250,000 per annum and is entitled to the regular employee benefits of the company and reimbursement of business expenses.  He also may be awarded merit based performance increases. The agreement provides for various termination events under which he is entitled to three month’s severance at a rate equal to his monthly salary amount. He is also subject to restrictive covenants on competitive employment for up to two years so long as he is paid his annual salary amount and for up to one year for non-solicitation of employees, customers and vendors of the company.

All employees of the company who were employed by theMaven prior to the Merger and have shares in the company as a result of their equity ownership of theMaven have entered into founder stock agreements which permit the company to repurchase some of their share of common stock received in the Merger (referred to as the “founder shares or equivalent”) if they leave employment prior to their third anniversary of employment. The repurchase amount is nominal. The repurchase agreement permits the company to buy back all the shares prior to the one year anniversary of employment, and thereafter two thirds of the shares less 1/36th for each month of employment after the one year anniversary. Each of these persons has also signed a one year lock up of any shares that they own in the company, which expires on the one year anniversary of the consummation of the Merger. The founder agreements also provide to the company or its assignee a right of first refusal on the founder shares or equivalent. All founder shares or equivalent are held in escrow so as to be able to allow enforcement of the foregoing repurchase right of the company, and additionally, 35% of the shares are held in escrow for the indemnification provisions of the Share Exchange Agreement and milestone objectives of that agreement for a one year period after the Merger.

All employees of theMaven have entered into employment letters which set forth their salary amounts and entitlement to benefits. Additionally, each person has also entered into an Employee Confidentiality and Proprietary Rights Agreement. This latter agreement also provides that the person may not work for certain designated competitors for a 12-month period after termination of employment. The provisions of the agreement also contain work for hire provisions and assignment of inventions, but the latter are subject to Washington state law provisions that may limit the company right to inventions developed by the employee using its own resources on non-company time. The agreement also imposes limitations on disparagement and publicity by the employee. Independent contractors have similar provisions for the protection of the company during the course and after their engagement by the company.

Director Compensation

We compensate our non-employee directors with cash fees and/or equity awards. We do not plan at this time to provide additional compensation for any committee participation, if there are committees of the board of directors.  We anticipate that any equity awards will be in the nature of restricted securities or options with vesting requirements. There is no established policy as to the frequency, type or amount of equity compensation grants for non-employee directors, however, we have been providing quarterly compensation for the last several years. A director who is also one of our executives or employees, including employed through our subsidiaries, does not and will not receive any additional compensation for his services as a director while providing service as an executive or employee. In those instances, directors that are also named executive officers of the company will have their total compensation reported in the summary compensation table that otherwise provided in our public reports.

The table below reflect the compensation paid to director during fiscal year 2015.

Name of Director (1)	Fees	Stock Awards (2)	Option Awards	Total

Peter B. Mills	$25,000	$-	$-	$25,000

Robert M. Levande	$-	$25,000	$-	$25,000

Michael J. Tomczak (3)	$12,500	$-	$-	$12,500

(1)	Mr. Marlett is a Named Executive Officer, and in accordance with SEC rules, his compensation as a director is included in the “Summary Compensation Table” above.

(2)	During the fiscal year 2015, Mr. Levande received $6,250 of his quarterly fee in the form of shares of Common Stock. The number of shares issued was determined by dividing, for each quarter, the amount of the compensation earned by the closing price of the Common Stock as of the issue date.

(3)	Mr. Michael J. Tomczak resigned as a director in April 2015.

Equity Awards

Integrated currently does not have any equity award programs.  The company has in the past and in the future may grant individual options and similar awards to obtain common stock from time to time to one or more directors, officers, employees or consultants, which will be determined on a case by case basis in specific circumstances, and approved by the board of directors.

In the future, it is the intention of Integrated to adopt an equity award plan for the company and its subsidiaries, which will be used to supplement the cash compensation of its directors, officers, employees and consultants, so as to tie a portion of their compensation to the overall success of the company.

Outstanding Equity Awards at December 31, 2015

The following table provides information concerning options to purchase shares of the Common Stock held by the Named Executive Officers on December 31, 2015:

	Option Awards
Name of Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date

Christopher A. Marlett	25,000	$0.17	5/15/2019

Gary A. Schuman	100,000	$0.17	5/15/2019

Section 16(A) Beneficial Ownership Reporting Compliance

Rules adopted by the SEC under Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, require our officers and directors, and persons who own more than 10% of the issued and outstanding shares of our equity securities, to file reports of their ownership, and changes in ownership, of such securities with the SEC on Forms 3, 4 or 5, as appropriate. Such persons are required by the regulations of the SEC to furnish us with copies of all forms they file pursuant to Section 16(a).

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during our most recent fiscal year, and any written representations provided to us, we believe that all of the officers, directors, and owners of more than 10% of the outstanding shares of the Common Stock complied with Section 16(a) of the Exchange Act for the year ended December 31, 2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The company entered into an Investment Banking Advisory Services agreement in November 2007 with MDB, and the parties extended this agreement indefinitely in April 2009.  The agreement may be terminated by either party upon 30-days written notice. Under the Investment Banking Advisory services Agreement, MDB is acting as an advisor to Integrated in connection with the Merger. At the closing of the Merger, Integrated paid MDB a cash fee of $54,299 (including $4,299 to reimburse MDB’s expenses in connection with the Merger) and issued to MDB and its designees, Mr. Christopher A. Marlett and Robert Levande, a 5-year warrant to purchase 1,169,607 shares of Common Stock, with an exercise price of $0.20, representing 5% of the number of shares of Integrated on a fully diluted basis immediately after the Closing.

The company has a securities investment account with MDB, consisting of (a) available-for-sale investments totaling $1,097,470 that include short-term federal securities of $4,951, and certificates of deposit, municipal securities and corporate debt securities totaling $1,092,519 at September 30, 2016 (unaudited), and (b) available-for-sale investments totaling $1,776,185, that include short-term federal securities of $4,885, certificates of deposit, municipal securities and corporate debt securities totaling $1,771,300 at December 31, 2015.

The company entered into a registration rights agreement with MDB and Messrs. Marlett, Levande, Mills and Schuman, to permit them to have their securities in the company included in a registration statement for resale by the holder when filed by Integrated on a piggyback basis and one demand registration right, which cannot be exercised for one year after the closing of the Merger. The registration rights, however, will not apply if the securities may be sold under Rule 144, without restriction. Integrated is responsible for bearing the costs of any of these acts of registration of the securities.

Mr. Christopher Marlett, the former Chief Executive Officer and current director of Integrated, is also the Chief Executive Officer of MDB. Mr. Gary Schuman, who is the Chief Financial Officer of Integrated, is also the Chief Financial Officer and Chief Compliance Officer of MDB.  The company compensates Mr. Schuman for his services at the rate of $3,000 per month.  Mr. Robert Levande, who is director of Integrated, is also a senior managing director of MDB, Mr. Levande was compensated $25,000 for his services as director in 2015 and $18,750 in 2016 (through September 2016), which was paid in a combination of cash and shares of Common Stock.

Prior to the closing of the Merger, Integrated provided a series of advances for an aggregated amount of approximately $734,000 to theMaven under a promissory note (the “Term Note”). The Term Note is personally guaranteed by Mr. Heckman and secured by a mortgage held by Integrated on certain properties owned by Mr. Heckman located in the State of Washington and the Province of British Columbia (“Mortgage”). A portion of the Term Note is secured by a corporate guarantee from MDB. At the Closing, the Term Note was cancelled and the Personal Guarantee, the Mortgage and the MDB Guarantee were terminated.

DESCRIPTION OF SECURITIES

Description of Common Stock

We are authorized to issue 100,000,000 shares of common stock with a par value of $0.01.  As of the date of the filing of this Current Report, there were 22,047,530 shares of the Common Stock issued and outstanding. We are authorized to issue 1,000,000 shares of Redeemable convertible preferred stock, $0.01 par value. As of the filing of this Current Report, 168 shares were issued and outstanding.

Holders of the Common Stock are entitled to one vote per share, to receive dividends when, as and if declared by the Board of Directors and to share ratably in the assets of the company legally available for distribution to holders of Common Stock in the event of the liquidation, dissolution or winding up of the company. Holders of the Common Stock do not have subscription, redemption, conversion or preemptive rights.

Preferred Stock

We are authorized under the certificate of incorporation of the company to issue up to 1,000,000 shares of preferred stock. There are 168 shares of Series G preferred stock issued and outstanding. The unissued shares of preferred stock are undesignated, and are commonly referred to as “blank check” preferred stock. The preferred stock may be issued from time to time in one or more series or not in series. The Board of Directors is authorized to determine whether or not it will be issued in series and all the rights, preferences, privileges, and restrictions granted to and imposed upon any unissued shares of preferred stock without any further vote or action by the company’s stockholders.

The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock, or delaying, deterring, or preventing a change in control. An issuance of preferred stock could have the effect of decreasing the market price of the common stock.

Series G Preferred Stock

The company has one series of preferred stock issued and outstanding, which is designated the Series G Convertible Preferred Stock (“Series G”). There are 168 shares of the Series G issued and outstanding.

The Series G stock has a stated value of $1,000 per share, and is convertible into common stock at a conversion price equal to 85% of the lowest sale price of the common stock on its listed market over the five trading days preceding the date of conversion, subject to a maximum conversion price. The number of shares of common stock that may be converted is determined by dividing the stated value of the number of shares of Series G to be converted by the conversion price. The company may elect to pay the Series G holder in cash at the current market price multiplied by the number of shares of common stock issuable upon a conversion commenced by the holder. Upon a change in control, sale of or similar transaction, as defined in the certificate of designation for the Series G, each holder of the Series G has the option to deem such transaction a liquidation event and may seek to redeem its shares at the liquidation value of $1,000, per share. The Merger is not such a transaction which would permit the holder to make the demand.

Warrants

Integrated issued a warrant to MDB and its designees, Messrs. Christopher A. Marlett and Robert Levande, as part of the compensation due under an Investment Banking Advisory Services Agreement.  The warrants may be exercised for up to an aggregate of 1,169,607 shares of Common Stock, at an exercise price of $0.20 per share, for a period of five years from the date of issuance.  The warrant has standard anti-dilution provisions and cashless exercise rights.  The warrant has registration rights under a Registration Rights Agreement between MDB and the company.

Transfer Agent

The shares of common stock are registered at the transfer agent, American Stock Transfer, located at 6201 15th Avenue, Brooklyn, NY 11219, Telephone Number (800) 937-5449, and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed and signature guaranteed.  No transfer shall be registered unless the Integrated is satisfied that such transfer will not result in a violation of any applicable federal or state security laws.

MARKET PRICE AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED

STOCKHOLDER MATTERS

OTC Reporting

The Common Stock is traded on the Pink Sheets, under the trading symbol “ISSM”.  The following table sets forth the high and low bid prices for each quarterly period in the past two fiscal years. Such prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	(ISSM – Common Stock)
	High	Low
2015

First Quarter	$0.17	$0.09
Second Quarter	$0.20	$0.14
Third Quarter	$0.19	$0.10
Fourth Quarter	$0.20	$0.11

2016

First Quarter	$0.19	$0.12
Second Quarter	$0.20	$0.15
Third Quarter	$0.20	$0.16

Holders

As of November 4, 2016, there were approximately 99 holders of record of the Common Stock. The company believes that there are additional holders of the Common Stock who hold it in “street name” with their brokers. Currently, we cannot determine the approximate number of those street name holders.

Dividends

The company has never paid cash dividends on its Common Stock. It is expected that any future earnings and profits will be retained to provide additional working capital for our operations. Therefore, investors in the company should not expect to be paid cash dividends for the foreseeable future.

EQUITY COMPENSATION INFORMATION TABLE

The following table provides information as of December 31, 2015 with respect to the compensation plans (including individual compensation arrangements) of the company. None of the equity compensation reflected in the table below was issued under a shareholder approved plan.

EQUITY COMPENSATION INFORMATION TABLE

	(a)		(b)	(c)
Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation not approved by security holders	175,000	(1)	$0.17	-0-

Total	175,000		$0.17	-0-

(1)	Consists of: 175,000 stock options granted to directors and officers, which are fully vested, expire in May 2019 and have an exercise price of $0.17 per share.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for the Common Stock. Therefore, stockholders may have difficulty selling our Common Stock.

LEGAL PROCEEDINGS

We are not a party to any material pending legal proceedings as of the date of this Current Report on Form 8-K. However, we may at times in the future become involved in litigation in the ordinary course of business, which may include actions related to or based on our intellectual property and its use, customer claims, employment practices and employee complaints and other events arising out of our operations. From time to time, when appropriate in management’s estimation, we will record adequate reserves in our financial statements for pending litigation. Litigation is expensive and is subject to inherent uncertainties, and an adverse result in any such matters could adversely impact our reputation, operations, and our financial operating results or overall financial condition. Additionally, any litigation to which we may become subject could also require significant involvement of our senior management and may divert management’s attention from our business and operations.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On November 4, 2016, in connection with the Merger and pursuant to that Share Exchange Agreement dated October 14, 2015, as amended, between Integrated and theMaven, Integrated issued 12,517,151 shares of Common Stock in exchange of all of the outstanding securities of theMaven held by the shareholders of theMaven, representing approximately 56.7% of the issued and outstanding shares of Common Stock immediately after the transaction. All of the newly issued Exchange Shares are subject to a one-year lock-up and do not have any registration rights. The shares are issued on the basis of its being a private placement under Section 4(a)(2) of the Securities Exchange Act of 1933, as amended (the “Act”). Additionally, the Exchange Shares are subject to escrow terms for one year as required by the Share Exchange Agreement for indemnification and milestone achievement purposes. Under separate agreements the Exchange Shares are subject for up to three years from the date of original acquisition of theMaven shares a right of repurchase by the company pursuant to employment arrangements.

On November 4, 2016, in satisfaction of its obligations under an investment banking agreement, Integrated issued MDB, and its designees, a 5-year warrant to purchase an aggregate of 1,169,607 shares of Common Stock, representing 5% of the number of shares of Integrated on a fully diluted basis immediately after the closing of the Merger. The warrant was issued on a private placement basis, to accredited investors under Section 4(a)(2) of the Act. The Common Stock underlying the warrant is subject to a one-year lock-up commencing on the closing date of the Merger, and the Common Stock is subject to a registration rights agreement.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

At the time of the Merger, (i) Mr. James C. Heckman was appointed a director, the President and the Chief Executive Officer of Integrated, (ii) Messrs. William Sornsin and Benjamin Joldersma were appointed the Chief Operating Officer and Chief Technology Officer, respectively, of Integrated, and (iii) Mr. Ross Levinsohn was appointed a director of Integrated. Each of these persons continued in their director and executive positions of theMaven.

Mr. Christopher A. Marlett resigned as Chief Executive Officer as of the Merger.

For certain biographical, compensatory and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01, 5.01 and 5.02 of this report, which disclosure is incorporated herein by reference.  Integrated ceased being a shell company on November 4, 2016.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)          Audited Financial Statements of Integrated Surgical Systems, Inc. for the years ended December 31, 2014 and 2015, and the audit report are included in this Current Report on Form 8-K by incorporation by reference to the financial statements, notes to financial statements and audit report forming a part of the Annual Report on Form 10-K, filed on March 30, 2016, Item 15 - Exhibits, Financial Statement Schedules, found at pages F-1 to F-16.  Unaudited financial statements of Integrated Surgical Systems, Inc. for the quarters ended September 30, 2015 and 2016, are included in this Current Report on Form 8-K by incorporation by reference to the financial statements and notes to financial statements forming a part of the Quarterly Report on Form 10-Q, filed on October 31, 2016, Item 1, Financial Statement, found at pages 2 to 13.

Financial Statements of Business Acquired – Filed within here are:

• Unaudited interim financial statements of theMaven Network, Inc, as of September 30, 2016 and for the period July 22, 2016 (inception) to September 30, 2016.

With respect to the unaudited interim financial statements of theMaven Network, Inc. for the period from July 22, 2016 (inception) to September 30, 2016, included in this Current Report on Form 8-K, Gumbiner Savett Inc. reported that they have applied limited procedures in accordance with professional standards for a review of such statements. However, their separate report dated November 3, 2016, included herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Gumbiner Savett Inc. is not subject to the liability provisions of Section 11 of the Securities Act (the “Act”) for their report on the unaudited interim financial statements because that report is not a “report” or a “part” of the Current Report within the meaning of Sections 7 and 11 of the Act.

• Pro-Forma Combined Financial Statement of Integrated and theMaven as of and for the nine months ended September 30, 2016.

(d)	Exhibits

Exhibit No.	Description

10.1*	Share Exchange Agreement, dated October 14, 2016

10.2+	Amendment to the Share Exchange Agreement, dated November 4, 2016

10.3+	Form of MDB Warrant issued in connection with the Share Exchange Agreement

10.4+**	Employment Agreement with James C. Heckman

10.5+**	Employment Agreement with William Sornsin

10.6+**	Employment Agreement with Benjamin Joldersma
10.7+	Form of Indemnification Escrow Agreement dated November 4, 2016

10.8+**	Form of Employee Confidentiality and Proprietary Rights Agreement

10.9+	Form of Lock Up Agreement

10.10+	Form of Registration Rights Agreement for the shares of pre-merger shareholders

23.1+	Consent of Independent Auditors re financial statements of Integrated Surgical Systems, Inc. incorporated by reference in this Current Report.

23.2+	Awareness of Inclusion of Independent Auditors re unaudited financial statements of theMaven Network, Inc., included in this Current Report.

*	Previously filed with Current Report on Form 8-K

+	Filed herewith

**	Compensatory arrangement

theMaven Network, Inc.

Financial Statements

As of September 30, 2016

and for the period July 22, 2016 (inception) to September 30 2016

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

theMaven Network, Inc.

We have reviewed the accompanying balance sheet of theMaven Network, Inc. (the “Company”) as of September 30, 2016, and the related statements of operations, stockholders’ deficiency, and cash flows for the period from July 22, 2016 (inception) through September 30, 2016. These interim financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying interim financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 2 to the interim financial statements, the Company is subject to the risks and uncertainties associated with a new business and has incurred losses from operations since inception and had a working capital deficit of approximately $551,000. Funding for the Company’s operations has come primarily through borrowings on notes payable. The Company anticipates that it will not have sufficient cash flow to fund its operations in the near term without the completion of additional financing. The Company has no committed sources of capital and is not certain whether additional financing will be available when needed on terms that are acceptable, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are described in Note 2. The interim financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Gumbiner Savett Inc.

November 3, 2016
Santa Monica, California

theMaven Network, Inc.

Balance Sheet (unaudited)

As of September 30, 2016

September 30, 2016

ASSETS

Current assets:
Cash	$149,282
Prepayments and other current assets	5,222
Total current assets	154,504

Total assets	$154,504

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current liabilities:
Accounts payable	$30,600
Accrued expenses	36,992
Notes payable	638,351
Total current liabilities	705,943

Total liabilities	705,943

Contingencies

Stockholders' Deficiency:
Preferred Stock, $0.0001 par value; authorized - 10,000,000 shares; issued and outstanding - none	-
Common Stock, $0.0001 par value; authorized - 50,000,000 shares; issued and outstanding - 2,952,000 shares	297
Additional paid-in capital	2,655
Accumulated deficit	(554,391)
Total stockholders' deficiency	(551,439)

Total liabilities and stockholders' deficiency	$154,504

See accompanying notes to financial statements.

theMaven Network, Inc.

Statement of Operations (unaudited)

Period from July 22, 2016 (inception) to September 30, 2016

Revenue	$-

Operating Expenses:

Research and development	307,102
General and administrative	243,245
Total operating expenses	550,347

Loss from operations	(550,347)

Other expense:
Interest expense	(4,044)
Total other expense	(4,044)

Net loss	$(554,391)

Loss per share - basic and diluted	$(0.19)

Weighted-average shares of common stock outstanding - basic and diluted	2,952,000

See accompanying notes to financial statements.

theMaven Network, Inc.

Statement of Stockholders’ Deficiency (unaudited)

Period from July 22, 2016 (inception) to September 30, 2016

	Common Stock		Additional Paid-In	Accumulated	Total Stockholder’s
	Shares	Amount	Capital	Deficit	Deficit

Common stock issued to founders	2,952,000	$297	$2,655	$-	$2,952

Net loss	-	-		(554,391)	(554,391)

Balance - September 30, 2016	2,952,000	$297	$2,655	$(554,391)	$(551,439)

See accompanying notes to financial statements.

theMaven Network, Inc.

Statement of Cash Flows (unaudited)

Period from July 22, 2016 (inception) to September 30, 2016

Cash flows from operating activities:
Net loss	$(554,391)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepayments and other current assets	(5,222)
Accounts payable	30,600
Accrued expenses	36,992
Net cash used in operating activities	(492,021)

Cash flows from financing activities:
Notes payable	638,351
Proceeds from issuances of common stock	2,952

Net cash provided by financing activities	641,303

Net increase in cash	149,282

Cash – beginning of period	-

Cash – end of period	$149,282

See accompanying notes to financial statements.

theMaven Network, Inc.

Notes to Financial Statements (unaudited)

Period from July 22, 2016 (inception) to September 30, 2016

1.        Nature of Operations

theMaven Network, Inc. (the “Company” or “theMaven”) was incorporated in Nevada on July 22, 2016, under the name “Amplify Media, Inc.” On July 27, 2016, the company name was amended to “Amplify Media Network, Inc.”  The company name was further changed to “theMaven Network, Inc.” on October 14, 2016.

The Company is developing an exclusive network of professionally managed online media channels, with an underlying technology platform. Each channel will be operated by a hand-selected “Channel Partner” drawn from subject matter experts, reporters, group evangelists and social leaders. Channel Partners will publish content and oversee an online community for their respective channels, leveraging a proprietary, socially-driven, mobile-enabled, video-focused technology platform to engage niche audiences within a single network.

The Company’s corporate office and research facilities are located in Seattle, Washington.

On September 20, 2016, the Company signed a letter of intent to be acquired by Integrated Surgical Systems, Inc. (“ISS”), a publicly traded shell company. On October 14, 2016, the Company signed a share exchange agreement with ISS and its stockholders to acquire the Company as a wholly owned subsidiary of ISS. The closing is expected to take place within a few weeks, but before December 31, 2016.

2.          Going Concern

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company’s activities are subject to significant risks and uncertainties, including the need for additional capital, as described below.

Since its inception, the Company has not generated any operating revenues and has financed its operations through borrowings on notes payable (see Note 5). The Company has incurred losses from operations since inception and had a working capital deficit of approximately $551,000 at September 30, 2016. The Company expects to continue to incur losses and negative operating cash flows for at least the next few years.

The Company will need to raise additional capital to be able to fund its business activities on a going forward basis. The Company’s objective is to complete its acquisition by ISS pursuant to the terms of a share exchange agreement signed with ISS but there can be no assurances that the Company will be successful in this regard. Management expects that even if the acquisition of the Company by ISS is completed it will not have sufficient cash flow to fund its operations without the completion of additional financing. Furthermore, there can be no assurances that the Company will be able to obtain additional financing on acceptable terms and in the amounts necessary to fully fund its future operating requirements. If the Company is unable to obtain sufficient cash resources, the Company may be forced to reduce or discontinue its operations entirely.

The Company’s independent registered public accounting firm, in its report on the Company’s financial statements, has raised substantial doubt about the Company’s ability to continue as a going concern.

3.        Basis of Presentation

In the opinion of management, these interim financial statements reflect all adjustments (including normal recurring adjustments) necessary for a fair presentation. Operating results for the interim periods presented are not necessarily indicative of the results to be expected for a full fiscal year.

4.         Summary of Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses for the reporting period.  Actual results could materially differ from those estimates.

Fixed Assets

Fixed assets are recorded at cost. Major improvements are capitalized, while maintenance and repairs are charged to expense as incurred. Gains and losses from disposition of property and equipment are included in income and expense when realized. Depreciation and amortization are provided using the straight-line method over the following estimated useful lives:

Office equipment and computers	3-5 years
Furniture and fixtures	5-8 years

Software Development Costs

Research and development costs are charged to expense as incurred. However, the costs incurred for the development of computer software that will be sold, leased, or otherwise marketed are capitalized when technological feasibility has been established. These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in hardware and software technologies. Amortization of capitalized software development costs begins when the product is available for general release to customers and revenues are generated. Amortization is computed as the ratio of current gross revenues for a product to the total of current and anticipated future gross revenues for the product or using the straight-line method over the estimated economical useful life. As of September 30, 2016, the technological feasibility of the software being developed by the Company has not been established and as such the development costs incurred have been charged to expense as research and development costs.

Fair Value Measurements

The Company believes that the fair values of our current assets and current liabilities approximate their reported carrying amounts due to their short-term nature.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under FASB 740-10-65-1 to give effect to the temporary differences which may arise from differences in the bases of fixed assets, depreciation methods and allowances based on the income taxes expected to be payable in future years. Deferred tax assets arising as a result of net operating loss carry-forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods.

The Company recognizes interest accrued relative to unrecognized tax benefits in interest expense and penalties in operating expense. During the period from July 22, 2016 (inception) to September 30, 2016, the Company recognized no income tax related interest and penalties. The Company had no accruals for income tax related interest and penalties at September 30, 2016.

Basic and Diluted Loss per Common Share

Basic loss per common share amounts are computed by dividing net loss by the weighted-average number of shares of common stock outstanding during each period. Diluted loss per share amounts are computed assuming the issuance of common stock for potentially dilutive common stock equivalents. The Company did not have any dilutive common stock as of September 30, 2016.

Risks and Uncertainties

The Company has a limited operating history and has not generated revenue to date. The Company's business and operations are sensitive to general business and economic conditions in the U.S. and worldwide. These conditions include short-term and long-term interest rates, inflation, fluctuations in debt and equity capital markets and the general condition of the U.S. and world economy. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company's financial condition and the results of its operations.

In addition, the Company will compete with many companies that currently have extensive and well-funded projects, marketing and sales operations as well as extensive human capital. The Company may be unable to compete successfully against these companies. The Company's industry is characterized by rapid changes in technology and market demands. As a result, the Company's products, services, and/or expertise may become obsolete and/or unmarketable. The Company's future success will depend on its ability to adapt to technological advances, anticipate customer and market demands, and enhance its current product under development.

Concentrations of Credit Risk

Cash

The Company maintains cash at a bank where amounts on deposit may exceed the Federal Deposit Insurance Corporation limit throughout the year. At September 30, 2016, the Company did not have any material uninsured cash balances in any financial institution.

Recently Issued Accounting Updates

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which requires lessees to recognize on the balance sheet assets and liabilities for leases with lease terms of more than 12 months. Consistent with GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will depend primarily on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the balance sheet—the new ASU will require both types of leases to be recognized on the balance sheet. The ASU will take effect for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. This ASU shall be applied at the beginning of the earliest period presented using the modified retrospective approach, which includes a number of practical expedients that an entity may elect to apply. Early application of ASU No. 2016-02 is permitted. The Company is evaluating the future impact of this ASU on the financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which includes multiple provisions intended to simplify various aspects of the accounting for share-based payments, including treatment of excess tax benefits and forfeitures, as well as consideration of minimum statutory tax withholding requirements. The ASU will take effect for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016, with early application permitted as of the beginning of an interim or annual reporting period. The Company is evaluating the future impact of this ASU on the financial statements.

Other recently issued accounting updates are not expected to have a material impact on the Company’s financial statements.

5.         Notes Payable

The Company has the following notes payable at September 30, 2016:

Date of Borrowing	Amount

August 11, 2016	$155,451
September 14, 2016	357,900
September 26, 2016	125,000

Total notes payable	$638,351

On August 11, 2016, the Company entered into a term note agreement (“Term Note”) with ISS (the “Lender”) for a loan of $150,000, plus expenses incurred by the Lender in connection with the execution of this term note. The note is due at the earlier of (1) February 13, 2017, or (ii) the occurrence of certain events, as defined in the agreement. The note is secured by a personal guarantee of the principal officer of the Company (“Borrower Officer”). The principal amount borrowed by the Company from the Lender as of August 11, 2016, including expenses incurred by the Lender, was $155,451. The Term Note provides that the principal amount of the loan would be increased by an additional $350,000 (“Additional Amount”), plus expenses incurred by the Lender in connection with the Term Note, if and when the Borrower Officer provides additional security for the total loan amount in the form of a mortgage on certain real estate (the “Mortgage”).  The Mortgage was provided in late August and the Lender subsequently extended the Additional Amount to Borrower.  The interest rate on the borrowed amount is 8% per annum.  The loan agreement contains additional covenants, representations and events of default. Management is not aware of any violations of covenants and events of defaults.

The Term Note was amended on August 25, 2016 to provide details of the Mortgage.  The Term Note was further amended on September 26, 2016 to extend an additional $125,000 to the Company.  This additional $125,000 of principal is guaranteed by MDB Capital Group LLC (“MDB”). MDB acts as investment banking advisor for the Lender, and several of MDB’s principals are either directors or officers of the Lender. As of September 30, 2016, the aggregated principal amount under the Term Note, including expenses incurred by the Lender, was $638,351.

Total interest expense under notes payable was $4,052 for the period ended September 30, 2016 and is included in accrued expenses at September 30, 2016.

6.        Contingencies

The Company is subject to various legal proceedings from time to time as part of its business. As of September 30, 2016, the Company was not a party to any legal proceedings or threatened legal proceedings, the adverse outcome of which, individually or in the aggregate, it believes would have a material adverse effect on its business, financial condition and results of operations.

7.        Stockholders’ Equity

Preferred Stock

The Company has authorized a total of 10,000,000 shares of preferred stock, par value $0.0001 per share, none of which were outstanding at September 30, 2016. The Company’s Board of Directors has the authority to issue preferred stock and to determine the rights, preferences, privileges, and restrictions, including voting rights.

Common Stock

The Company has authorized a total of 50,000,000 shares of common stock, par value $0.0001 per share, of which 2,952,000 shares were issued and outstanding at September 30, 2016.

In conjunction with the incorporation of the Company, 2,952,000 shares of common stock were issued to its founding stockholders for cash consideration of $2,952.

8.        Income Taxes

For the period from July 22, 2016 (inception) to September 30, 2016, the Company incurred net operating losses for federal tax purposes of approximately $554,000.  The net operating loss carry forwards will begin to expire in 2036. The availability of the Company's net operating loss carry forwards is subject to limitation if there is a 50% or more change in the ownership of the Company's stock.

The Company did not have net deferred tax asset at September 30, 2016.  A 100% valuation allowance has been established against the deferred tax assets as the utilization of the loss carry forward cannot reasonably be assured. Significant components of the deferred tax assets (liabilities), computed at the statutory federal tax rate of 34%, are approximately as follows:

Net operating loss carry forwards	$188,000
Deferred tax assets, net	188,000
Valuation allowance	(188,000)
Net deferred tax asset	$-

The Company has applied the provisions of FASB ASC 740, “Income Tax” which clarifies the accounting for uncertainty in tax positions. FASB ASC 740 requires the recognition of the impact of a tax position in the financial statements if that position is more likely than not of being sustained on a tax return upon examination by the relevant taxing authority, based on the technical merits of the position. At September 30, 2016, the Company had no unrecognized tax benefits. The Company is currently not under examination by any tax authority.

The Company’s practice is to recognize interest and penalties related to income tax matters in income tax expense. As of September 30, 2016, there was no accrued interest or penalties related to uncertain tax positions.

9.        Subsequent Events

On October 14, 2016, the Company entered into a share exchange agreement under which ISS will acquire the Company in an exchange for ISS shares, whereby the Company will become a wholly owned subsidiary of ISS.  The number of shares of ISS to be issued to the existing stockholders of the Company will be determined by a formula, and it is anticipated that ISS will issue approximately 55% of its issued and outstanding common stock immediately after the transaction.  At the closing, it is agreed that one of the Company’s directors will become a director of ISS and several of the Company’s officers will also become officers of ISS under their current employment arrangements. The consummation of the acquisition is subject to various conditions precedent, as defined in the agreement, for each of the parties to the agreement. The Company anticipates the closing taking place within a few weeks, but before December 31, 2016.

On October 16, 2016, the Company issued 59,340 and 15,000 shares of the theMaven common stock to a new director and an employee, respectively, in conjunction with their employment by the Company.

On October 26, 2016, the Term Note (refer to Note 5) was further amended to extend an additional amount of $96,000 to the Company. This additional amount is guaranteed by MDB.

Integrated Surgical Systems, Inc. and Subsidiary

Pro-Forma Combined Financial Statements

(unaudited – prepared by management)

Pro-Forma Combined Balance Sheets	47

Pro-Forma Combined Statements of Operations	48

Notes to the Pro-Forma Combined Financial Statements	49

Integrated Surgical Systems, Inc. and Subsidiary

Pro-Forma Condensed Combined Balance Sheets

As of September 30, 2016

(unaudited)

			Pro Forma		Pro Forma
	Integrated	theMaven	Adjustments		Consolidated
			(Note 3)
ASSETS

Current assets:
Cash and cash equivalents	$479,187	$149,282			$628,469
Investments in available-for-sale securities	1,097,470	-			1,097,470
Notes receivable	638,351	-	(638,351	) (1)	-
Other current assets	42,846	5,222	(4,052	) (4)	44,016
Total current assets	2,257,854	154,504	(642,403)		1,769,955

Total assets	$2,257,854	$154,504	$(642,403)		$1,769,955

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$68,984	$30,600			$99,584

Accrued expenses and other current liabilities	-	36,992	(4,052	) (4)	182,940
			150,000	(6)
Note payable	-	638,351	(638,351	) (1)	-
Conversion feature liability	88,395	-	-		88,395
Total current liabilities	157,379	705,943	(492,403)		370,919

Total liabilities	157,379	705,943	(492,403)		370,919

Redeemable convertible preferred stock	168,496	-	-		168,496

Commitments and contingencies

Stockholders' Equity (Deficit):
Common stock	94,835	297	125,172	(2)	220,476
			(297	) (2)
			469	(2)
Common stock to be issued	9,375	-	(9,375	) (2)	-
Additional paid-in capital	64,543,421	2,655	(125,172	) (2)	2,582,996
			297	(2)
			8,906	(2)
			(62,738,143	) (3)
			22,491	(3)
			868,541	(7)
Accumulated deficit	(62,738,143)	(554,391)	62,738,143	(3)	(1,572,932)
			(150,000	) (6)
			(868,541	) (7)
Accumulated other comprehensive income	22,491	-	(22,491	) (3)	-
Total stockholder’s equity (deficit)	1,931,979	(551,439)	(150,000)		1,230,540

Total liabilities and stockholders' equity (deficit)	$2,257,854	$154,504	$(642,403)		$1,769,955

Integrated Surgical Systems, Inc. and Subsidiary

Pro-Forma Condensed Combined Statements of Operations

(unaudited)

	Integrated	theMaven
	Nine months	Period July 22, 2016
	Ended	(inception)	Pro Forma		Pro Forma
	September 30, 2016	to September 30, 2016	Adjustments		Combined
			(Note 3)
Operating expenses:
Research and development expenses	$-	$307,102	$-		$307,102
General and administrative expenses	220,900	243,245	(22,905	) (5)	396,516
			(44,724	) (5)

Total operating expenses	220,900	550,347	(67,629)		703,618

Loss from operations	(220,900)	(550,347)	67,629		(703,618)

Other income (expense):
Interest and dividend income (expense), net	20,188	(4,044)	4,052	(4)	16,144
			(4,052	) (4)
Change in fair value of conversion feature	(12,052)	-	-		(12,052)
Realized gain on available-for-sale securities	2,875	-	-		2,875
Total other income, net	11,011	(4,044)	-		6,967

Loss before income tax provision	(209,889)	(554,391)	67,629		(696,651)

Income tax provision	800	-	-		800

Net loss	$(210,689)	$(554,391)	$67,629		$(697,451)

Other comprehensive loss:
Unrealized gain (loss) on available-for-sale securities	20,070	-	-		20,070
Reclassification adjustment for gains, net of tax	(2,875)	-	-		(2,875)
Total other comprehensive income (loss)	17,195	-	-		17,195

Comprehensive loss	$(193,494)	$(554,391)	$67,629		$(680,256)

Loss per share - basic and diluted	$(0.02)	$(0.19)			$(0.03)

Weighted-average shares of common stock outstanding - basic and diluted	9,416,859	2,952,000			22,047,530

Integrated Surgical Systems, Inc. and Subsidiary

Notes to Pro-Forma Condensed Combined Financial Statements

(unaudited)

1.	Basis of Presentation

On October 14, 2016, subsequently amended on November 4, 2016, theMaven Network, Inc., a Nevada corporation (“theMaven”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Integrated Surgical Systems, Inc. (“Integrated”), and the shareholders of theMaven, holding all of the issued and outstanding shares of theMaven (collectively, “theMaven Shareholders”). The transaction will result in Integrated acquiring theMaven as a wholly owned subsidiary by the exchange of all of the outstanding securities of theMaven held by theMaven Shareholders for a number of newly issued shares of the common stock of Integrated, representing approximately 56.7% of the issued and outstanding shares immediately after the transaction (the “Share Exchange”). The final number of shares of common stock to be issued to theMaven Shareholders will be determined and adjusted based on an exchange formula set forth in the Share Exchange Agreement.

These pro forma financial statements have been compiled from and include:

a)	an unaudited pro forma balance sheet combining the unaudited balance sheets of Integrated and theMaven as of September 30, 2016, giving effect to the transaction as if it occurred on September 30, 2016; and

b)	an unaudited pro forma statement of operations combining the unaudited statement of operations of Integrated for the nine months ended September 30, 2016, and of theMaven for the period from July 22, 2016 (inception) to September 30, 2016.

Based on the review of the accounting policies of Integrated and theMaven, there are no material accounting differences between the accounting policies of the companies. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Integrated.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with Integrated and theMaven accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

2.	Share Exchange Agreement

On October 14, 2016, subsequently amended on November 4, 2016, theMaven Network, Inc., a Nevada corporation (“theMaven”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Integrated Surgical Systems, Inc. (“Integrated”), and the shareholders of theMaven, holding all of the issued and outstanding shares of theMaven (collectively, “theMaven Shareholders”). The transaction will result in Integrated acquiring theMaven as a wholly owned subsidiary by the exchange of all of the outstanding securities of theMaven held by theMaven Shareholders for a number of newly issued shares of the common stock of Integrated, representing approximately 56.7% of the issued and outstanding shares immediately after the transaction (the “Share Exchange”). The final number of shares of common stock to be issued to theMaven Shareholders will be determined and adjusted based on an exchange formula set forth in the Share Exchange Agreement.

The transaction was accounted for as a reverse recapitalization transaction. As theMaven is deemed to be the purchaser for accounting purposes under recapitalization accounting, these pro forma financial statements are presented as a continuation of theMaven.  The equity of theMaven is presented as the equity of the combined company and the capital stock account of Integrated is adjusted to reflect the par value of the outstanding and issued common stock of the legal acquirer (Integrated) after giving effect to the number of shares issued in the share exchange agreement.  Shares retained by Integrated are reflected as an issuance as of the acquisition date for the historical amount of the net assets of the acquired entity, which in this case is zero.

3.	Pro Forma Assumptions and Adjustments

The unaudited pro-forma consolidated financial statements incorporate the following pro forma assumptions and adjustments:

(1)	Note payable and note receivable is forgiven and eliminated upon closing, they relate to intercompany.

(2)	Common stock is adjusted based on share exchange and post-closing number of common stock shares issued and outstanding. Refer to table below and Note 4.

Description	# of shares
Common stock issued to theMaven shareholders	12,517,151
Common stock held by Integrated shareholders	9,530,379
Total common stock issued and outstanding post transaction	22,047,530

(3)	Reflects the reclassification of accumulated deficit to additional paid-in capital of Integrated.

(4)	Interest expense and income related to note payable and note receivable is eliminated.

(5)	Represents the elimination of nonrecurring transaction costs incurred during the nine-months period ended September 30, 2016 that are directly related to the reverse recapitalization transaction.

(6)	Represents estimated transaction costs.

(7)	Fair value of warrants issued to MDB.

4.	Pro-Forma Common Shares

Pro-forma common shares as of September 30, 2016, have been determined as follows:

	Number of Common Shares	Common Stock Amount	Additional Paid-in Capital $

Issued and outstanding common shares of Integrated	9,483,503	94,835	64,543,421
Integrated shares issued subsequent to 9/30/16	46,876	469	8,906
Issued and outstanding common shares of theMaven	2,952,000	297	2,655
Cancellation of common shares of theMaven	(2,952,000)	(297)	(2,655)
Issuance of common shares for acquisition	12,517,151	125,172	(125,172)
Other adjustments	-	-	25,443
Fair value of warrants issued to MDB in connection with the transaction	-	-	868,541
Eliminate outstanding deficit of Integrated	-	-	(62,738,143)

Pro-forma balance, September 30, 2016	22,047,530	220,476	2,582,996

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SURGICAL SYSTEMS, INC.

Date: November 4, 2016	By:	/S/ James C. Heckman
James C. Heckman,
Chief Executive Officer